UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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EAT DRINK PLAY WATCH®

2020

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

Tuesday, June 23, 2020, 8:30 a.m., Central Daylight Time

Virtual Meeting, for details visit www.meetingcenter.io/226537069

May 13, 2020

To Our Shareholders:

On behalf of the Board of Directors, it is our pleasure to cordially invite you to participate in the 2020 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) on June 23, 2020, at 8:30 a.m. Central Daylight Time. We are pleased to announce that this year’s Annual Meeting will be our first time hosting a completely virtual meeting of shareholders, which will be conducted solely online via live webcast. You will be able to listen to the Annual Meeting live online, vote your shares electronically and submit your questions prior to and during the Annual Meeting. You may access the Annual Meeting by visiting www.meetingcenter.io/226537069 on the meeting date and at the time described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. The password for the Annual Meeting is: PLAY2020. Please be sure to check in early to ensure that you can access the Annual Meeting on your computer or other electronic device. You will find information regarding the matters expected to be addressed at the Annual Meeting described in detail in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Your vote is important to us. While we invite you to listen online to the Annual Meeting and exercise your right to vote your shares online during the meeting, we recognize that many of you may not be able to listen or may choose not to do so. Whether or not you plan to listen, we respectfully request you vote as soon as possible over the Internet, by telephone, or, upon your request, after receipt of paper copies of the proxy materials. Your vote will mean that you are represented at the Annual Meeting regardless of whether you participate online during the meeting. You may also request a paper copy of the proxy card to submit your vote, if you prefer. If you have voted by the Internet, by mail or by telephone and later decide to participate in the Annual Meeting virtually, you may do so and vote online during the Annual Meeting. We encourage you to vote by Internet.

Thank you for being a shareholder and we look forward to the Annual Meeting in this new virtual format.

Sincerely,

Stephen M. King

Chairman of the Board

Brian A. Jenkins

Chief Executive Officer

DAVE & BUSTER’S ENTERTAINMENT, INC. 2481 Mañana Drive Dallas, TX 75220

NOTICE OF ANNUAL MEETING

OF SHAREHOLDERS

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. (the “Annual Meeting”) will be held virtually at the noted time and webpage below for the following purposes:

When:	8:30 a.m.
Central Daylight Time
Tuesday
June 23, 2020

Where:	The Annual Meeting will be held virtually.

Webpage:	www.meetingcenter.io/226537069

Who Can Vote:

Only shareholders of record at the close of business on April 24, 2020, are entitled to notice of, and to vote at, the meeting or any adjournment or postponement thereof.

Items of Business:

•

To elect the nine directors named in the Proxy Statement, each to serve for one year or until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending January 31, 2021.

•	To cast an advisory vote on executive compensation.

•	To approve the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

•	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting virtually on the Internet, please follow the registration instructions as outlined in the Proxy Statement accompanying this Notice or visit www.meetingcenter.io/226537069. You will need to have your control number available from your Proxy Card or Notice Regarding the Availability of Proxy Materials. The password for the meeting will be PLAY2020. Please note that the webpage will not be active until approximately two weeks before the meeting date.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Beginning on May 13, 2020, we sent a Notice Regarding the Availability of Proxy Materials to all shareholders entitled to vote at the Annual Meeting, together with instructions on how to access our proxy materials over the Internet and how to vote.

By Order of the Board of Directors

Robert W. Edmund

General Counsel, Secretary

and SVP of Human Resources

Dallas, Texas

May 13, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 23, 2020.

The Company’s Proxy Statement and Annual Report on Form 10-K

are available at http://edocumentview.com/play.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Proxy Statement

For the Annual Meeting of Shareholders

To Be Held on June 23, 2020

2020 Proxy Statement Summary

This summary highlights selected information on Dave and Buster’s Entertainment, Inc., a Delaware corporation (sometimes referred to herein as “we”, “us”, “our” or the “Company”) that is provided by our Board of Directors (the “Board of Directors” or the “Board”) in more detail throughout the Proxy Statement. This summary does not contain all of the information you should consider before voting, and you should read the entire Proxy Statement before casting your vote.

Annual Meeting Information

Date:	Tuesday June 23, 2020

Voting

Only shareholders as of the Record Date (April 24, 2020) are entitled to vote.

Participating Online during the Annual Meeting

If you are a registered shareholder (the shares are held in your name), you must register by following the instructions set forth at www.meetingcenter.io/226537069 or in the FAQs section of this Proxy Statement (page 59).

If you are a beneficial shareholder (the shares are held in the name of your bank, brokerage firm or other nominee), you will need to obtain a “legal proxy” from the registered shareholder (your bank, brokerage firm or other nominee) to register to vote at the annual meeting and follow the instructions in the FAQs section of this Proxy Statement (page 59).

Time:	8:30 a.m. Central Daylight Time
Place:	The Annual Meeting will be held virtually.
Webpage:	www.meetingcenter.io/226537069
Record Date:	April 24, 2020

Vote via the Internet Follow the instructions on your Notice or Proxy Card	Vote via Phone Call the number on your Notice or Proxy Card	Vote via Mail Follow the instructions on your Notice or Proxy Card	Vote Online during the Annual Meeting Register to participate in the Annual Meeting virtually and Vote online

Shareholders Action

Proposals	Description	Board Voting Recommendation	Votes Required	Page Reference
1	Election of Directors	FOR each nominee	Majority	5-10

2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	Majority	11

3	Advisory Vote on Executive Compensation	FOR	Majority	12

4	Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan	FOR	Majority	13-19

Dave & Buster’s Entertainment, Inc.	1	Eat Drink Play Watch®

Information about the Board of Directors at 2019 Fiscal Year End:

Independence, Committees and Meetings
Director*	Board of Directors	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance Committee

Victor L. Crawford**	I	M	M

Hamish A. Dodds	I	M			M

Michael J. Griffith	LID		C

Jonathan S. Halkyard	I	M		M	C

Brian A. Jenkins***	CEO

Stephen M. King****	COB

Patricia H. Mueller	I		M	C

Kevin M. Sheehan	I	C		M	M

Jennifer Storms	I		M	M	M

Number of Meetings in Fiscal 2019	8	8	6	4	11

I	–	Independent Director
LID	–	Lead Independent Director
CEO	–	Chief Executive Officer
COB	–	Chairman of the Board
C	–	Committee Chair
M	–	Committee Member
*	–	Mr. John C. Hockin was appointed to the Board of Directors in early-May 2020 after the end of the 2019 Fiscal Year. He was appointed to serve on Compensation and Finance Committees.
**	–	Due to limited time commitments, Mr. Crawford has determined he will complete his current term and not stand for re-election.
***	–	As a non-independent member of the Board, Mr. Jenkins does not serve on any committees.
****	–	As the non-independent Chairman of the Board, Mr. King does not serve on any committees.

Board Skills and Core Competencies:

Our Board is comprised of directors who have a variety of skills and core competencies as noted in the chart* below:

*	Mr. Crawford is not included as he is leaving the Board at the end of his current term.

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Our Board is also diverse in age, tenure and gender:

*	Mr. Crawford is not reflected as he is leaving the Board at the end of his current term.

Corporate Governance Highlights:

Our Board of Directors and management are committed to maintaining strong corporate governance practices that promote and protect the long-term interests of our shareholders. Our practices are designed to provide effective oversight and management of our company as well as meet our regulatory and NASDAQ requirements, including the following:

✓	Separate Chairman of the Board and Chief Executive Officer

✓	Lead Independent Director

✓	All Board Committees comprised of only Independent Directors

✓	Regular Executive Sessions of Independent Directors

✓	Diverse Board

✓	Commitment to Board Refreshment
✓	Annual Director Elections

✓	Majority Voting in Uncontested Director Elections

✓	Director Share Ownership Requirements

✓	Strong Director Attendance Record

✓	Director Overboarding Policy

✓	Mandatory Director Retirement Age

✓	Annual Board and Committee Evaluations

✓	Continued Engagement with Our Shareholders

Fiscal 2019 Business Performance Highlights:

•	Total revenues increased 7.1% to $1,355 million from $1,265 million in fiscal 2018.

•	Number of stores increased 12.4% to 136 from 121.

•	Comparable store sales decreased 2.6%.

•	Net income of $100.3 million vs. $117.2 million in fiscal 2018.

•	Earnings per share increased to $2.94 per diluted share from $2.93 per diluted share in fiscal 2018.

•	EBITDA increased less than 1.0% to $280.5 million from $279.3 million in fiscal 2018.

Dave & Buster’s Entertainment, Inc.	3	Eat Drink Play Watch®

Fiscal 2019 Executive Compensation Highlights and Key Practices:

•

The Compensation Committee conducted its on-going review of executive compensation programs, in partnership with its independent compensation consultants AON Consulting and FW Cook during each consultant’s tenure in fiscal 2019.

•	The Compensation Committee conducted a review of its compensation consultant and selected FW Cook to succeed AON Consulting as its independent compensation consultant in September 2019.

•	There were no material changes to executive compensation philosophies or practices in fiscal 2019 from the prior fiscal year.

•	Payments to our executive officers under the annual Executive Incentive Plan were an average of 53.1% of target, based on results achieved in fiscal 2019.

•

Payouts to all executive officers under the Long Term Incentive Plan for the fiscal 2017 grant were combined payout of 113% of target, based on cumulative results achieved during fiscal 2017, 2018, and 2019.

•	All named executive officers met the stock ownership guidelines for executive officers at the end of fiscal 2019.

•

The Compensation Committee reviewed the compensation programs for fiscal 2020 and, in response to the COVID-19 pandemic, made the following changes in fiscal 2019 compensation payouts and fiscal 2020 compensation programs:

-	Cash payouts on 2019 Executive Incentive Plan were delayed and payment will be in awards of stock rather than cash.

-	Temporary base salary reductions of 50% for CEO and all Senior Vice Presidents reporting to the CEO, including all named executive officers.

-	Suspension of cash payments to all members of the Board of Directors for the last three quarters of 2020.

-	Indefinite delay of any merit-based increases in salaries for fiscal 2020.

-	Suspension of short- and long-term bonus plan for fiscal 2020.

-

Adoption of 2020 Business Recovery and Transformation Plan utilizing grants of Restricted Stock Units and performance-based Market Stock Units as more fully described in Section “COVID-19 Pandemic Action Plan” on page 43.

-	Subject to shareholder approval, amendment of 2014 Omnibus Incentive Plan to increase available shares by 3.0 million.

COVID-19 Pandemic Responses:

•	Temporarily closed all stores as of March 20, 2020.

•	Significant reduction in capital spending: New store construction halted, and capital spending on strategic initiatives, store remodel, games and maintenance severely curtailed.

•	Significant reduction in operating expenses: Temporary furlough of all store hourly team members and reduction in store management and corporate staff by 90% during store closing period.

•	Compensation for senior leadership team reduced by 50% and Board of Directors suspension of cash compensation for remainder of year.

•	Suspension of quarterly dividend and share repurchase program.

•	Drawdown of revolving credit facility.

•	On-going discussions with landlords and vendors to further reduce expenses, extend payment terms and obtain other payment concessions.

•	Develop re-opening plans following lifting of governmental mandates.

•	Raised new equity capital through sale of shares of common stock in April and May of 2020.

Dave & Buster’s Entertainment, Inc.	4	Eat Drink Play Watch®

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Your proxy will be used to vote FOR the election of all of the nominees named below unless you abstain from or vote against the nominees when you send in your proxy. The Company’s Board of Directors will be comprised of nine members. Each of the nominees for election to the Board of Directors is currently a director of the Company. If elected at the Annual Meeting, each of the nominees will serve for one year or until his or her successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. If any of the nominees is unable or unwilling to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), the shareholders may vote for a substitute nominee chosen by the present Board to fill a vacancy. In the alternative, the shareholders may vote for just the remaining nominees leaving a vacancy that may be filled at a later date by the Board. Alternatively, the Board may reduce its size.

We are furnishing below certain biographical information about each of the nine nominees for director. Also included is a description of the experience, qualifications, attributes and skills of each nominee.

Hamish A. Dodds
DIRECTOR SINCE: 2017	AGE: 63
COMMITTEES: Audit and Finance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of Hard Rock International, an owner, operator, and franchisor of restaurants, hotels, casinos, and live music venues in over seventy countries, from 2004-February 2017.

Leadership, Strategic, Operations, Finance, Global, Franchise, Entertainment, Gaming, Food & Beverage

PRIOR BUSINESS EXPERIENCE:

-  cbc (The Central American Bottling Corporation) (also known as CabCorp), a multi-Latin beverage company in more than 33 countries with strategic partners PepsiCo, Ambev and Beliv:

•   Chief Executive Officer (2002-2003)

•   Non-executive Director (2003-2010)

Leadership, Strategic, Board Governance, Global, Distribution, Food & Beverage

-  PepsiCo, Inc., a multinational food, snack and beverage corporation:

•   Various management and financial positions including Division President and General Manager for beverage operations across Latin America (1989-2002)

Accounting, Finance, Food & Beverage, Operations, Global

-  The Burton Group (now Arcadia Group) (an UK multinational retailing company) and Overseas Containers, Ltd. (an UK container shipping company):

•   Multiple management and financial positions (1982-1989)

Accounting, Finance, Consumer Goods, Retail

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Pier 1 Imports, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Fellow Member, Chartered Management Accountants

EDUCATION:
- B.A. Business Studies, Robert Gordon University, Scotland

ACCOLADES:
- Honorary Doctorate, Business Administration, Robert Gordon University (2011)

Dave & Buster’s Entertainment, Inc.	5	Eat Drink Play Watch®

Michael J. Griffith
DIRECTOR SINCE: 2011	AGE: 63
COMMITTEES: Compensation	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of EAT Club, Inc., the largest business-focused online lunch delivery company in the United States, from July 2016-March 2018.

Leadership, Strategic, Finance, Food & Beverage, Marketing, E-Commerce

PRIOR BUSINESS EXPERIENCE:

-  Activision Blizzard, Inc., a worldwide online, personal computer, console, handheld, and mobile game publisher:

•   Vice Chairman (March 2010-August 2016)

Leadership, Strategic, Board/Governance

-  Activision Publishing, Inc. (prior to merger with Blizzard Entertainment, Inc.), one of the world’s largest third-party video game publishers:

•   President and Chief Executive Officer (June 2005-March 2010)

Leadership, Strategic, Finance, Amusements/Gaming, Operations, Entertainment

-  The Procter & Gamble Company, a multinational consumer goods corporation:

•   Various executive positions, including President of the Global Beverage Division, Vice President and General Manager of Coffee Products, and Vice President and General Manager of Fabric & Home Care—Japan and Korea and Fabric & Home Care Strategic Planning—Asia (1981-2005)

Leadership, Strategic, Global, Consumer Goods, Consumer Insights/Marketing

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Central Garden & Pet Company

EDUCATION:
- B.A. Mathematics, Computational Math, and Economics, Albion College, MI	- M.B.A. Finance and Strategic Planning, University of Michigan

Jonathan S. Halkyard
DIRECTOR SINCE: 2011	AGE: 55
COMMITTEES: Audit, Finance, and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  President and Chief Executive Officer of Extended Stay America, Inc., the largest owner/operator of company branded hotels in North America, and its paired-share REIT, ESH Hospitality, Inc., from January 2018 to December 2019.

Leadership, Strategic, Hospitality, Board Governance, Finance

PRIOR BUSINESS EXPERIENCE:

-  Extended Stay America, Inc.:

•   Chief Financial Officer (January 2015-December 2017)

•   Chief Operating Officer (September 2013-January 2015)

Leadership, Strategic, Hospitality, Operations, Finance

-  NV Energy, Inc. a holding company providing energy services and products in Nevada, and its wholly-owned utility subsidiaries, Nevada Power Company and Sierra Pacific Power Company:

•   Executive Vice President and Chief Financial Officer (July 2012-September 2013)

Leadership, Strategic, Finance

-  Caesar’s Entertainment Corporation (formerly Harrah’s Entertainment, Inc.), one of the world’s largest casino entertainment providers:

•   Various executive, finance and managerial capacities, including Executive Vice President, Chief Financial Officer and Treasurer (2001-2012)

Leadership, Strategic, Operations, Finance, Entertainment, Gaming, Food & Beverage

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.
- Past 5 years: Extended Stay America, Inc. (2018-2019)

OTHER POSITIONS/MEMBERSHIPS:
- Member, Board of Advisors, McColl School of Business, Queens University of Charlotte, NC	- Member, Board of Trustees, Charlotte Latin School, NC

EDUCATION:
- B.A. Economics, Colgate University	- M.B.A. Harvard Business School

ACCOLADES:
- 2013 Civitas Laurel Award, Foundation for an Independent Tomorrow, Las Vegas, NV

Dave & Buster’s Entertainment, Inc.	6	Eat Drink Play Watch®

John C. Hockin
DIRECTOR SINCE: 2020	AGE: 50
COMMITTEES: Compensation & Finance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Managing Director, Public Equity Investing, Kohlberg Kravis Roberts & Co., a global investment firm with over $200bn of assets under management since April 2015.

Leadership, Strategic, Investments, Finance

PRIOR BUSINESS EXPERIENCE:

-  Golden Gate Capital, a San Francisco-based private equity firm with over $12bn in committed capital under management:

•   Co-head of Public Equity Investing (2010-2015)

Leadership, Strategic, Investments, Finance

-  J.H. Whitney & Co., a private equity firm founded in 1946:

•   Partner (1995-2010)

Leadership, Strategic, Corporate Governance, Investments, Finance

-  Morgan Stanley, a financial holding company providing various financial products and services to corporations, governments, financial institutions and individuals globally:

•   Analyst (1993-1995)

Investments, Finance

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Board Member, Episcopal Impact Fund

EDUCATION:
- B.A. Economics, Yale University (cum laude)	- M.B.A. Stanford University Graduate School of Business (Arjay Miller Scholar)

Brian A. Jenkins
DIRECTOR SINCE: 2018	AGE: 58
COMMITTEES: None	DIRECTOR STATUS: MANAGEMENT
CURRENT POSITION:

-  Chief Executive Officer for Dave & Buster’s Entertainment, Inc., since August 2018.

Leadership, Strategic, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:

-  Dave & Buster’s Entertainment, Inc.:

•   Senior Vice President and Chief Financial Officer (December 2006-August 2018)

Leadership, Strategic, Finance, Consumer Insights, Global, Food & Beverage, Amusements/Gaming

-  Six Flags, Inc., an amusement park operator:

•   Various positions, including Senior Vice President—Finance (1996-2006)

Leadership, Strategic, Finance, Consumer Insights, Global, Food & Beverage, Amusements

-  FoxMeyer Health Corporation, a wholesale pharmaceuticals distributor:

•   Various finance positions, including Vice President of Corporate Planning and Business Development (1990-1996)

Leadership, Strategic, Finance

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

EDUCATION:
- B.S. Commerce, Finance/MIS, University of Virginia	- M.B.A. Southern Methodist University

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Stephen M. King
DIRECTOR SINCE: 2006	AGE: 62
COMMITTEES: None	DIRECTOR STATUS: NON-INDEPENDENT
CURRENT POSITION:

-  Chairman of the Board of Dave & Buster’s Entertainment, Inc., since July 2017.

Leadership, Strategic, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:

-  Dave & Buster’s Entertainment, Inc.:

•   Chief Executive Officer (September 2006-August 2018)

•   Senior Vice President and Chief Financial Officer (2006)

Leadership, Strategic, Board Governance, Finance, Operations, Food & Beverage, Amusements/Gaming, Marketing, Consumer Insights, Global

-  Carlson Restaurants Worldwide Inc., an owner, franchisor and operator of casual dining restaurant brands worldwide, including T.G.I. Friday’s:

•   Various executive and management capacities, including, Chief Financial Officer, Chief Administrative Officer, Chief Operating Officer, and President and Chief Operating Officer of International (1984-2006)

Leadership, Strategic, Finance, Operations, Food & Beverage, Supply Chain, Information Technology, Franchise, Global

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Ruth’s Hospitality Group, Inc.
EDUCATION:
- B.S. Hotel & Restaurant Administration, Cornell University	- M.B.A. Finance, Cornell University
ACCOLADES:
- 2017 Golden Chain Award Honoree, Nation’s Restaurant News - Ernst & Young Entrepreneur of the Year Finalist (2017 – Southwest Region) - Cornell University Distinguished Classmates of 1979

Patricia H. Mueller
DIRECTOR SINCE: 2015	AGE: 57
COMMITTEES: Compensation and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Co-founder of Mueller Retail Consulting, LLC, a company assisting retailers with branding, marketing and interconnected retail strategies, since June 2016.

Leadership, Strategic, Retail, Marketing, Consumer Insights, E-Commerce

PRIOR BUSINESS EXPERIENCE:

-  The Home Depot, Inc., the world’s largest home improvement retailer:

•   Senior Vice President and Chief Marketing Officer (February 2011-May 2016)

•   Vice President, Advertising (2009-2011)

Leadership, Strategic, Branding, Retail, Marketing, Consumer Insights, E-Commerce, Global

-  The Sports Authority, Inc., an operator of sporting goods retail stores:

•   Senior Vice President of Marketing and Advertising (2006-2009)

Leadership, Strategic, Retail, Marketing, Consumer Insights

-  American Signature, Inc., a manufacturer and retailer of furniture and home furnishings:

•   Vice President of Advertising (2004-2006)

Leadership, Retail, Marketing, Consumer Insights

-  Value Vision, Inc./ShopNBC, an integrated direct marketing company selling products to consumers:

•   Various executive positions, including Senior Vice President of TV Sales & Promotions, Senior Vice President Strategic Development, and Senior Vice President Marketing & Programming (1999-2004)

Leadership, Strategic, Marketing, Consumer Insights, E-Commerce

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.	Ross Stores, Inc.
OTHER POSITIONS/MEMBERSHIPS:
- 2016-2020 National Association of Corporate Directors Fellow
EDUCATION:
- B.S. Business, Management, Marketing and Related Support Services, State University of New York at Plattsburgh – Magna Cum Laude
ACCOLADES:

-  2010 National Diversity Council Most Influential Woman of the Year

-  2011 “Ad Age” Women to Watch

-  2014-15 Top 50 Women in Brand Marketing

-  2014 Marketing Hall of Femme Honoree, Digital Marketing News

-  2015 CMO Club Marketing Innovation Award

Dave & Buster’s Entertainment, Inc.	8	Eat Drink Play Watch®

Kevin M. Sheehan
DIRECTOR SINCE: 2011		AGE: 66
COMMITTEES: Audit, Finance, and Nominating and Corporate Governance		DIRECTOR STATUS: INDEPENDENT
RECENT POSITION:

-  Senior Advisor of Scientific Games Corporation, a global leader in the gaming and lottery industries, from June 2018 to September 2018 and Director until October 2018 (previously served as President and Chief Executive Officer from August 2016 to June 2018).

Leadership, Strategic, Board Governance, Gaming, Finance

PRIOR BUSINESS EXPERIENCE:

-  Robert B. Willumstad School of Business, Adelphi University, a New York City metropolitan area business school

•   John J. Phelan, Jr. Distinguished Visiting Professor of Business (February 2015-June 2016)

•   Distinguished Visiting Professor-Accounting, Finance and Economics (2005-2008)

Strategic, Finance, Accounting

-  NCL Corporation, Ltd, a leading global cruise line operator:

•   Chief Executive Officer (November 2008-January 2015)

•   President (August 2010-January 2015; August 2008-March 2009)

•   Chief Financial Officer (2007-2010)

Leadership, Strategic, Food & Beverage, Hospitality, Finance, Global, Consumer Insights, Marketing

-  Cerberus Capital Management LP (2006-2007) &

Clayton Dubilier & Rice (2005-2006):

•   Consultant

Finance, Private Equity, Strategic

-  Cendant Corporation, a global business and consumer services provider:

•   Various executive roles, including, Chairman and Chief Executive Officer of the Vehicle Services Division (including global responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck PHH Fleet Management and Wright Express) (1996-2005)

Leadership, Strategic, Finance, Global, Consumer Insights, Marketing

PUBLIC COMPANY BOARDS:

- Current: Dave & Buster’s Entertainment, Inc.	Hertz Global Holdings	Gannett Co., Inc.	Navistar International Corporation
- Past 5 years: Bob Evans Farms, Inc. (2013-2017); Scientific Games Corporation (2016-2018)

OTHER POSITIONS/MEMBERSHIPS:

- Certified Public Accountant

EDUCATION:

- B.A. Hunter College		- M.B.A. New York University Graduate School of Business

ACCOLADES:

- Named “Miami Ultimate CEO” by South Florida Business Journal (2011) - Ernst & Young Entrepreneur of the Year (2014 – Florida Region)

Dave & Buster’s Entertainment, Inc.	9	Eat Drink Play Watch®

Jennifer Storms
DIRECTOR SINCE: 2016	AGE: 48
COMMITTEES: Compensation, Finance and Nominating and Corporate Governance	DIRECTOR STATUS: INDEPENDENT
CURRENT POSITION:

-  Chief Marketing Officer and Executive Vice President, Content Strategy for NBC Sports Group, a division of NBCUniversal, a leading global media and entertainment company developing, producing, and marketing of entertainment, news and information, since March 2019 (previously served as Chief Marketing Officer from October 2015-February 2019).

Leadership, Strategic, Marketing, Consumer Insights, Global

PRIOR BUSINESS EXPERIENCE:

-  PepsiCo, Inc.:

•   Senior Vice President of Global Sports Marketing (2011-September 2015)

Leadership, Strategic, Marketing, Consumer Insights, Global, Food & Beverage

-  The Gatorade Company, Inc. (a subsidiary of PepsiCo, Inc.), a manufacturer of sports-themed beverages and food products:

•   Senior Vice President of Sports Marketing (2009-2011)

Leadership, Strategic, Marketing, Consumer Insights, Food & Beverage

-  Turner Broadcasting System/Turner Sports, a division of the American media conglomerate providing sports programing on television and digital media:

•   Multiple marketing and leadership positions, including, Senior Vice President, Sports Programming and Marketing (1995-2009)

Leadership, Strategic, Marketing, Consumer Insights

PUBLIC COMPANY BOARDS:
- Current: Dave & Buster’s Entertainment, Inc.

OTHER POSITIONS/MEMBERSHIPS:
- Member, KPMG Women’s Leadership Summit Advisory Council

EDUCATION:
- B.A. Northwestern University

ACCOLADES:

-  Named Cynopsis Sports Media’s Marketing Executive (2018)

-  Named to iSportsConnect’s Influential Women in the business of Sport list (2018)

-  Member, Forty Under 40 Hall of Fame, SportsBusiness Daily/Global/Journal (2009)

The Board of Directors recommends a vote FOR the election of each of the nominated directors.

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PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected KPMG LLP (“KPMG”) to be the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2021 and recommends that the shareholders vote for ratification for such appointment. KPMG has been engaged as our independent registered public accounting firm since 2010. As a matter of good corporate governance, the Audit Committee has requested the Board of Directors to submit the selection of KPMG as the Company’s independent registered public accounting firm for fiscal 2020 to shareholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We expect representatives of KPMG to be present at the Annual Meeting. They will have the opportunity to make a statement at the Annual Meeting if they desire to do so and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the fees (dollars shown are in thousands) for professional audit services and fees for other services provided to the Company by KPMG, for fiscal 2019 which ended on February 2, 2020 and fiscal 2018 which ended on February 3, 2019:

	Fiscal 2019		Fiscal 2018
Audit Fee	$1,005	(1)	$1,030	(1)
Audit-Related Fees	—		—
Tax Fees	—		—
Total	$1,005		$1,030

(1)

Includes fees for services for the audit of the Company’s annual financial statements, the reviews of the interim financial statements, audit of the Company’s internal control over financial reporting, implementation of accounting pronouncements, assistance with Securities and Exchange Commission filings, and statutory audits of Company subsidiaries.

The Audit Committee has established a policy whereby the outside auditors are required to annually provide service-specific fee estimates and seek pre-approval of all audit, audit-related, tax and other services prior to the performance of any such services. Individual engagements anticipated to exceed the pre-approved thresholds must be separately approved by the Audit Committee. For both fiscal 2019 and 2018, the Audit Committee pre-approved 100% of all services provided by KPMG and concluded that the provision of such services by KPMG was compatible with such firm’s independence.

The Board of Directors recommends a vote FOR the ratification of the appointment of KPMG LLP.

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PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Securities and Exchange Commission (“SEC”) rules, we are asking you to provide an advisory, non-binding vote to approve the compensation awarded to our named executive officers, as we have described in the “Executive Compensation” section of this Proxy Statement.

As described in detail in the Compensation Discussion and Analysis section, the Compensation Committee oversees the compensation program and compensation awarded, adopting changes to the program and awarding compensation as appropriate to reflect the Company’s circumstances and to promote the main objectives of the program. These objectives include: to align pay to performance; to provide market-competitive pay; and to create sustained shareholder value.

We are asking you to indicate your support for our named executive officer compensation. We believe that the information we have provided in this Proxy Statement demonstrates that our compensation program is designed appropriately and works to ensure that the interests of our executive officers, including our named executive officers, are aligned with your interest in long-term value creation.

Accordingly, we ask you to approve the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Dave & Buster’s Entertainment, Inc. approve the compensation awarded to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to SEC rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

This resolution is non-binding on the Board of Directors. Although non-binding, the Board of Directors and Compensation Committee will review the voting results and consider your concerns in their continued evaluation of the Company’s compensation program. Because this vote is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer, it will not be binding or overrule any decision by the Board of Directors, and it will not restrict or limit the ability of the shareholders to make proposals for inclusion in proxy materials related to executive compensation.

The Board of Directors recommends an advisory vote FOR the approval of our executive compensation.

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PROPOSAL NO. 4

APPROVAL OF COMPANY’S AMENDED AND RESTATED 2014 OMNIBUS INCENTIVE PLAN

In September 2014, your Board of Directors adopted the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “Plan”), covering the issuance of up to 3,100,000 shares of Common Stock of the Company. The adoption of the Plan was approved by shareholders in October 2014. The purpose of the Plan is to strengthen our ability to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company and to promote the success of the Company’s business by providing participants with appropriate incentives.

On April 24, 2020, the Board of Directors approved an amendment and restatement of the Plan (the “Amendment”), subject to the ratification by shareholders at the annual meeting, to among other matters, (a) increase the number of shares of Common Stock available for awards under the Plan by an additional 3,000,000 shares, and (b) adopt a limit on the annual awards to individual non-employee directors of $500,000. The complete text of the Plan, as amended and restated, is set forth on Appendix A hereto. We have provided below highlights of this proposal and a summary description of the Plan, but please note the highlights and summary are subject in all respects to the terms of the Plan, as amended and restated.

Highlights of the Shareholder Proposal

1 What is the Omnibus Incentive Plan?

•   The Plan is the primary vehicle used to promote the three-core values that make up Dave and Buster’s executive compensation philosophy: pay for performance, market competitive pay, and sustained shareholder value creation.

•   Annual and long-term incentive compensation plans, including the Executive Incentive Plan, are created and administered under the Plan.

2 Who participates in the Plan?

•   The Plan is not limited to executives. It is a broad-based plan with over 15,908 team members as of February 2, 2020, including our executive officers, eligible for cash and/or equity-based incentives.

•   These incentives are critical to how we attract, reward, and motivate the critical talent, at all levels of the organization, needed to achieve and exceed the Company’s key strategic objectives.

•   The equity-based incentives made under this plan align our employees’ interests with those of our shareholders and fosters an employee ownership culture.

•   The plan also promotes retention of key talent as most of the long-term incentives are subject to multi-year vesting and/or performance-conditions, which is particularly important in a period of business transformation and macroeconomic instability.

•   Awards are also made to non-employee directors from this plan.

3 How many shares remain in the reserve?

•   At the time of initial issuance, 3,100,000 shares were approved by shareholders in October 2014.

•   As of February 2, 2020, there are 1,319,813 shares that remain available for future grant in the plan.

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4 How many shares are being requested now?

•   We are seeking shareholder approval for an additional 3.0 million shares.

•   We estimate this will allow us to continue to make responsible and market competitive equity-based awards over the next two years and assumes the achievement of maximum financial and market performance under Dave and Buster’s long-term performance-based incentives.

•   The estimated reserve life of two years is materially lower than the three to five-year reserve commonly requested by other publicly traded companies.

5 How does the historical share usage compare to market?

•   Dave and Buster’s has a history of responsible share usage. We thoughtfully manage share dilution and closely monitor our annual run rate and overhang to ensure we only grant an appropriate number of equity-based incentives we believe are necessary to attract, reward, motivate and retain employees, officers, and non-employee directors.

•   Run Rate. Our emphasis on responsible share usage is evidenced by our historical run rate, which has been conservative relative to our peer group. Our three-year average is approximately half of the peer group median. Run rate is defined as the total number of shares granted expressed as a percent of the weighted average common shares outstanding for each fiscal year. Peer group data based on available public SEC filings as of March 1, 2020:

	Run Rate	2017	2018	2019	3-Year Average
	Dave and Busters	0.6%	0.8%	0.9%	0.8%
	Peer Group Median	1.4%	1.9%	1.4%	1.6%

•   Overhang. Overhang is a common measure of equity dilution. We define overhang as the sum of the number of outstanding shares and the number of shares available for future grant divided by the sum of the number of outstanding shares, the number of shares available for future grant, and the number of common shares outstanding. Dave and Buster’s overhang at the end of fiscal 2019 (9.3%) was more than one full percentage point below the peer group median.

	Overhang				2019
	Dave and Busters				9.3%
	Peer Group Median				10.7%

6 What other material changes are being proposed?

•   Aside from the authorization of an additional 3.0 million shares, there are few material changes being proposed to the plan. Of note:

¡    increase the annual limit of the total number of shares of restricted stock that may be granted to an individual up to two times with respect to awards granted to a participant in their first year of employment with the Company

¡    adopt a per person limit on the annual awards to non-employee directors of $500,000

•   The material terms and certain additional features are summarized are more detail in the section below entitled “Summary of Plan” and the summary is qualified in its entirety by reference to the full text of the amended plan set forth in Appendix A beginning on page A-1.

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7 What key features are being retained in the plan?

•   The plan will continue to retain key governance features and market best practices that serve to protect shareholder interests, such as:

¡    No Stock Option Repricing. The plan prohibits stock option repricing, and the cash buyout of underwater stock options, in the absence of shareholder approval.

¡    No Excise Tax Gross-Up. The plan does not provide for any tax gross-ups.

¡    No Single-Trigger Equity Vesting. The plan does not provide for an automatic vesting of equity awards upon a change in control.

¡    No Evergreen Provision. There is no automatic increase in the shares available for grant in this plan.

¡    Clawback. Cash and equity-based awards made under this plan are subject to the Company’s clawback policy.

¡    Individual Award Limits. The plan contains certain provisions establishing award maximums as described in this proposal.

•   Dividend Treatment. The plan prohibits payment of any dividends or dividend equivalents before the underlying awards vest.

8 What happens if shareholders do not approve the plan?

•   If shareholders do not approve this proposal, we will continue to make cash and equity-based incentive awards from this plan as it is critical to our compensation philosophy and to support in the achievement of our strategic business objectives.

•   In the event there are insufficient shares available to be issued under the plan to settle awards granted thereunder, we will be required to grant some awards, or portions thereof, to be settled in cash. This could have an adverse impact on the Company’s cash flow from operations, financial position and results of operations.

•   In addition, under applicable accounting rules, if the Company determines at any time that there would be insufficient shares remaining under the plan to settle one or more awards granted thereunder with the issuance of shares, we will be required to classify and account for the equity-based awards, or portions thereof, to be settled in cash under one or both such plans as liabilities. This “liability accounting” could adversely impact the Company’s financial position or results of operations.

Summary of the Plan

Stock Options

The Plan is designed to permit the granting of options to all of our team members (of which there were approximately 15,908 team members as of February 2, 2020, 269 of whom served our corporate headquarters, 1,255 of who served as management personnel and the remainder of whom were hourly personnel), although we have historically granted options only to certain of our salaried team members. The administration of the Plan is provided by the Compensation Committee of the Board of Directors which has the authority to determine the terms on which options are granted under the Plan. The Compensation Committee determines the number of options to be granted to eligible participants, determines the exercise price, vesting period, and option period at the time the option is granted, and administers and interprets the Plan. The Plan provides that no option and no SAR (hereinafter defined) shall be granted with a time period for exercise greater than 10 years from the date of grant. Our recent option grants have been for time periods equal to 10 years.

The exercise price of options is payable in cash or the holder of an option may request approval from the Compensation Committee to exercise an option or a portion thereof by tendering shares of Common Stock at the fair market value per share on the date of exercise in lieu of cash payment of the exercise price.

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Both incentive stock options (“ISOs”) and non-qualified stock options may be granted under the Plan. The Plan requires that the exercise price of an option will not be less than 100% of the fair market value of the Common Stock on the date of the grant of the option, unless it is granted to a party with ownership possessing more than 10% of total combined voting power of the Common Stock of the Company. No ISO may be granted under the Plan to anyone who is not an employee of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (as defined in Section 424 of the Internal Revenue Code). There is no limit on the fair market value of ISOs that may be granted to a team member in any calendar year, but no team member may be granted ISOs that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000 and no team member may be granted more than 500,000 options and SARs in a fiscal year. An option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.

Tax Status of Stock Options

Pursuant to the Plan, the Compensation Committee determines whether an option will be either an “ISO” or a “non-qualified option.” In general, no taxable income will be recognized by the optionee, and no deduction will be allowed to us, upon the grant of an option.

Incentive Stock Options. All stock options that qualify under the rules of Section 422 of the Internal Revenue Code will be entitled to ISO treatment. To receive ISO treatment, an optionee is not permitted to dispose of the acquired stock (i) within two years after the option is granted, or (ii) within one year after exercise. In addition, the individual must have been a team member of the Company for the entire time from the date of granting of the option until three months (one year if the team member is disabled) before the date of the exercise. The requirement that the individual be a team member and the two-year and one-year holding periods are waived in the case of death of the team member. If all such requirements are met, no tax will be imposed upon exercise of the option, and any gain upon sale of the stock will be entitled to capital gain treatment. The team member’s gain on exercise (the excess of fair market value at the time of exercise over the exercise price) of an ISO is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income.

If a team member does not meet the two-year and one-year holding requirements, but does meet all other requirements, tax will be imposed at the time of sale of the stock, but the team member’s gain on exercise will be treated as ordinary income rather than a capital gain and we will receive a corresponding deduction at the time of sale. Any remaining gain on sale will be short-term or a long-term capital gain, depending on the holding period of the stock.

An optionee’s stock option agreement may permit payment for stock upon the exercise of an ISO to be made with other shares of Common Stock. In such a case, in general, if a team member uses stock acquired pursuant to the exercise of an ISO to acquire other stock in connection with the exercise of an ISO, it may result in ordinary income if the stock so used has not met the minimum statutory holding period necessary for favorable tax treatment as an ISO.

Non-Qualified Stock Options. Upon exercise of a non-qualified option, an optionee will recognize ordinary income (and we will be entitled to a corresponding tax deduction if applicable withholding requirements are satisfied) in an amount equal to the amount by which the fair market value of the shares on the exercise date exceeds the exercise price. Any additional gain or loss after exercise realized by an optionee on subsequent disposition of such shares generally is a capital gain or loss and does not result in a tax deduction to us.

Internal Revenue Code Section 162(m). Certain Awards previously made to executive officers under the Plan were and are intended to be fully deductible under the “performance-based” compensation exception previously provided by Section 162(m) of the Code. As a result of the Tax Cuts and Jobs Act of 2017, for tax years beginning after December 31, 2017, Section 162(m) of the Code limits to $1 million the federal income tax deduction the Company can receive for annual individual compensation paid to certain current and former executive officers, subject to a transition rule for written binding contracts in effect on November 2, 2017, and not materially modified after that date. Prior to such statute, Section 162(m)’s deduction limit included an exception for “performance-based” compensation that permitted qualifying compensation to be deductible even if it exceeded the $1 million limit. At the original approval of the Plan, the shareholders approved limitations and provisions required to be included under Section 162(m). Now that the performance-based compensation exception is no longer available, the Company is no

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longer required to make specific Section 162(m)-related limitations or provisions in Awards or to request shareholder approval for this purpose, as there is no tax benefit from doing so.

Stock Appreciation Rights and Stock Awards

The Plan also permits, among other things, (i) the issuance of stock appreciation rights (“SARs”) and (ii) restricted stock, restricted stock units and other stock-based awards (collectively, “Stock Awards”) (SARs and Stock Awards are collectively referred to as “Awards”). All of our employees, directors and independent consultants are eligible to receive Awards under the Plan, although it is anticipated that only certain salaried team members will receive Awards. When an Award is made, the Compensation Committee will determine all of the terms and conditions applicable to the Award as it deems appropriate.

Tax Status of SARs and Stock Awards

Under the Internal Revenue Code, except as described below, if Awards are made in the form of restricted stock, restricted stock units, or performance shares, no income will be realized by the team member upon such award unless the award fully vests upon the date of award or the award is restricted stock with no risk of substantial forfeiture. When restricted stock, restricted stock units or performance shares vest, the team member will recognize ordinary compensation income equal to the then fair market value of the shares or units. With regard to Awards of restricted stock, a team member may elect to make a “Section 83(b) election” under the Internal Revenue Code, in which case the team member will recognize income on the fair market value of the restricted stock at the time the shares are granted. A Section 83(b) election must be made within 30 days after the restricted stock is granted. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the restricted stock, restricted stock units or performance shares.

If Awards are made in the form of SARs, no income will be realized by the team member upon the award of SARs. When the SARs vest, the team member will recognize ordinary compensation income equal to the cash value of the SARs. We generally will be entitled to a federal income tax deduction at the time the team member recognizes income on the SARs.

The Plan and any Awards granted under it are intended to be exempt from the requirements of Section 409(A) of the Internal Revenue Code or will be structured to not cause a team member to be subject to taxes and interest under Section 409(A).

Acceleration of Exercisability and Vesting

Subject to the terms of any individual grant agreement, all options and Awards under the Plan will become immediately exercisable and vested in full if there is a sale or other transfer of all or substantially all of the assets of the Company on a consolidated basis, the acquisition of beneficial ownership by a party, directly or indirectly, of the securities representing 50% or more of the voting rights for directors of the Company, and during any three year period following a “solicitation in opposition,” there is a failure of a majority of persons nominated by management over said three year period to win election to seats on the Board of Directors (based upon the number of seats available at the beginning of such three year period). Full or partial acceleration of vesting will occur in the event of death, disability or involuntary termination. The Compensation Committee may accelerate vesting, in whole or in part, under such circumstances as the Compensation Committee deems appropriate, but subject to the requirements of Section 162(m) of the Internal Revenue Code.

Cessation of Employment

Pursuant to grants previously made under the Plan, all stock options will terminate on the day on which the executive officer is no longer employed by us due to the termination of such employment for cause. Due to a termination of employment caused by reason of death or disability of the executive officer, any unvested portion of stock options shall immediately become vested and all vested options shall remain exercisable until the earlier of (a) one year following the date of death or disability and (b) the expiration of the option term. Upon the termination of employment by reason of retirement (defined as termination of employment other than for cause, after obtaining (i) age 60 and completing ten years of continued service with the Company or (ii) age 65), the unvested portion of the stock option shall continue to vest on each remaining vesting date and the vested portion of the stock option shall

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remain exercisable until the expiration of the option term. Upon the termination of employment for any reason other than those described above, any unvested portion of the option shall immediately terminate and be forfeited without consideration and the vested stock options shall remain exercisable until the earlier of (x) 90 days following such termination of employment and (y) the expiration of the option term. Future award agreements will specify the effect of a holder’s termination of employment, including the extent to which equity grants will be forfeited and the extent to which awards requiring exercise will remain exercisable. Such provisions will be determined in the sole discretion of the Compensation Committee.

If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of an option or SAR and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Under the Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; (iii) consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s stockholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Amendments

The Compensation Committee may amend, alter, suspend, discontinue, or terminate (an “Action”) the Plan or any portion thereof or any Award (or award agreement) thereunder at any time; provided, that no such Action shall be made without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of shares available under the Plan, (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company) or a change in eligibility requirements under the Plan, or (iv) for any Action that results in a reduction of the exercise price or grant price of an Award in exchange for cash, or for other Awards, with a lower exercise price or grant price. Further, the written consent of the affected participant is required if such Action would materially diminish the rights of the participant under a previously granted award. However, the Compensation Committee may amend the Plan, any Award or any award agreement without consent in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

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Current Information Regarding Plan

Current Plan Information as of February 2, 2020(1)
Stock Option and Employee Incentive Plan										The Plan and All Previous Plans
Outstanding Stock Options							Outstanding Stock Awards			Combined Outstanding Stock Options
	Range of Option Prices			Range of Remaining Contractual Life				Vesting Range
	Low	High	Weighted Average Price	From (yrs)	To (yrs)	Weighted Avg Contractual Life	Number of Shares	From	To	Number of Options	Weighted Average Price	Weighted Avg Contractual Life	Combined Outstanding Stock Awards
1,323,495	$16.00	$59.67	$36.97	4.68	9.25	6.57	216,815	1	5	1,590,395	$31.89	5.86	216,815

(1)	The closing market price for a share of Company common stock was $44.16 on January 31, 2020 (the last trading day of the fiscal year ending on February 2, 2020).

The numbers in the table above reflect the Plan information as of February 2, 2020 under (i) the Plan, and (ii) all of our previous plans for eligible team members.

Information about options and Stock Awards granted during the Company’s 2019 fiscal year under the Plan to the Named Executive Officers can be found in the tables under the headings “Fiscal 2019 Summary Compensation Table,” and “Fiscal 2019 Grants of Plan-Based Awards Table” following the Compensation Discussion and Analysis in this Proxy Statement. During the 2019 fiscal year, options covering 146,257 shares were granted to current executive officers as a group under the Plan and options covering 76,009 shares were granted under the Plan to all other eligible team members (excluding executive officers) as a group. Current options generally become exercisable in three equal annual installments beginning one year after the date of the option grant. Also during the 2019 fiscal year, 35,030 shares of restricted stock units were granted to current executive officers as a group under the Plan and 22,228 shares of restricted stock units were granted under the Plan to all team members (excluding executive officers) as a group. Depending upon the terms of the plan under which a grant is made, restricted stock units for team members generally vest three years after the date of the grant. During the 2019 fiscal year, Directors were granted a total of 19,344 shares of restricted stock units which vests one year after the date of grant.

Plan Amendment

As of February 2, 2020, stock options and Stock Awards covering 1,540,310 shares were outstanding and 1,319,813 shares were available for grant under the Plan (of which 1,319,813 shares were available for grant as Stock Awards under the Plan). If you approve the Amendment, the estimated maximum number of shares that may be issued under the Plan would be (in addition to shares subject to grants and awards as of February 2, 2020) increased to 4,319,813 shares (of which 4,319,813 shares will be available for grant as Stock Awards). This number represents shares available for, but not yet subject to, a grant or award as of the date of this Proxy Statement, assuming (i) no grants or awards were made under the Plan between February 2, 2020 and such date, and (ii) no grants or awards previously made under the Plan are cancelled between February 2, 2020 and such date, plus the additional 3,000,000 shares authorized by the Amendment.

Either authorized but unissued shares or treasury shares of Common Stock may be issued in connection with grants and awards under the Plan. In addition, any shares subject to an award which are forfeited or not issued because the terms and conditions of the grant or award are not met may be re-used for a new grant or award.

Required Vote; Recommendation

The favorable vote of the holders of a majority of the shares of Common Stock present and entitled to participate and vote online during the Annual Meeting or by proxy is required to approve the Amended and Restated 2014 Omnibus Incentive Plan.

The Board of Directors believes that approval of the Amendment is in the best interest of the Company and that the additional shares will strengthen the Company’s ability to attract and retain key team members and furnish additional incentives to such persons by encouraging them to become owners of the Common Stock of the Company.

The Board of Directors recommends a vote FOR the approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

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DIRECTORS AND CORPORATE GOVERNANCE

Composition and Board Independence

Our Board of Directors currently consists of ten members. Our Board of Directors has affirmatively determined that all of our directors other than our Chairman of the Board and our Chief Executive Officer are independent directors under our standards as well as the applicable rules of NASDAQ. In addition, our Board of Directors affirmatively determined that each member of the Audit Committee, Messrs. Crawford, Dodds, Halkyard and Sheehan, satisfies the independence requirements for members of an audit committee as set forth in Rule 10A-3(b)(1) of the Exchange Act, and that each member of the Compensation Committee, Mr. Crawford, Mr. Griffith, Mr. Hockin, Ms. Mueller and Ms. Storms, satisfies the independence requirements for members of a compensation committee under the applicable rules of NASDAQ. Due to limited time commitments, Mr. Crawford has determined he will complete his current term as a director and not stand for re-election; he has no disagreement with the Company.

Corporate Governance

The Board of Directors met eight times in fiscal 2019, including regular and special meetings. During this period, no individual director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he or she served.

The Company invites members of the Board of Directors to attend its annual shareholder meeting and requires that they make every effort to attend the Annual Meeting absent an unavoidable and irreconcilable conflict. At the June 13, 2019 Annual Meeting of Shareholders, all of the directors attended.

The Board of Directors has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Finance Committee. The charters for each of these committees are posted on our website at http://ir.daveandbusters.com/corporate-governance.

The Audit Committee, comprised of Messrs. Crawford, Dodds, Halkyard and Sheehan, and chaired by Mr. Sheehan, recommends to the Board of Directors the appointment of the Company’s independent auditors, reviews and approves the scope of the annual audits of the Company’s financial statements, provides oversight of our internal control over financial reporting, reviews and approves any non-audit services performed by the independent auditors, reviews the findings and recommendations of the independent auditors and periodically reviews major accounting policies. The Audit Committee held eight meetings during fiscal 2019. The Board of Directors has determined that each of the members of the Audit Committee is qualified as a “financial expert” under the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC.

The Compensation Committee comprised of Mr. Crawford, Mr. Griffith, Mr. Hockin, Ms. Mueller and Ms. Storms, and chaired by Mr. Griffith, reviews the Company’s compensation philosophy and strategy, administers incentive compensation and stock option plans, reviews the Chief Executive Officer’s performance and compensation, reviews recommendations on compensation of other executive officers and board members, and reviews other special compensation matters, such as executive employment agreements. The Compensation Committee held six meetings during fiscal 2019. The Compensation Committee has previously engaged AON Consulting as its independent compensation consultant. During fiscal 2019, the Compensation Committee reviewed AON Consulting and other independent compensation consultants and, in September 2019, selected FW Cook to succeed AON Consulting as the Compensation Committee’s independent compensation consultant.

The Nominating and Corporate Governance Committee, comprised of Mr. Halkyard, Ms. Mueller, Mr. Sheehan and Ms. Storms, and chaired by Ms. Mueller, identifies and recommends the individuals qualified to be nominated for election to the Board of Directors, recommends the member of the Board of Directors qualified to be nominated for election as its Chairperson, recommends the members and chairperson for each committee of the Board of Directors, reviews and recommends to the Board matters regarding CEO succession plans, periodically reviews and assesses our Corporate Governance Guidelines and Principles and Code of Business Conduct and Ethics and oversees the annual self-evaluation of the performance of the Board of Directors. The Nominating and Corporate Governance Committee held four meetings during fiscal 2019.

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The Finance Committee, comprised of Messrs. Dodds, Halkyard, Hockin, and Sheehan and Ms. Storms, and chaired by Mr. Halkyard, assists the Board of Directors in fulfilling its financial management oversight responsibilities by (i) assessing, overseeing and evaluating from time to time, policies and transactions affecting our financial objectives, (ii) reviewing our indebtedness, strategic planning, capital structure objectives, investment programs and policies, (iii) periodically auditing major capital expenditures, including real estate acquisitions and new store development, and (iv) working with our management and the Compensation Committee on annual operating goals. The Finance Committee met eleven times during fiscal 2019.

The Board’s Role in Risk Oversight

The entire Board of Directors is engaged in risk management oversight. At the present time, the Board of Directors has not established a separate committee to facilitate its risk oversight responsibilities. The Board of Directors will continue to monitor and assess whether such a committee would be appropriate. The Audit Committee assists the Board of Directors in its oversight of risk management and our process established to identify, measure, monitor, and manage risks, in particular major financial risks. The Board of Directors receives regular reports from management, as well as from the Audit Committee, regarding relevant risks and the actions taken by management to adequately address those risks.

Succession Planning

Our Corporate Governance Guidelines and Principles require the Board to plan for CEO succession and oversee management development. During fiscal 2019 the Board reviewed management development and succession plans with respect to senior management positions with the CEO. The Board also reviewed succession plans with respect to the CEO.

Board of Directors Leadership Structure

Our Board of Directors does not have a policy requiring the roles of the Chairman of the Board and Chief Executive Officer to be filled by separate persons or a policy requiring the Chairman of the Board to be a non-employee director. The Board believes that it is in the best interest of the Company and its shareholders for the Board to make a determination on whether to separate or combine the roles of Chairman and CEO based upon the Company’s circumstances at any particular point in time, whether the Chairman role shall be held by an independent director, and if not, supported by a Lead Independent Director. Mr. King serves as Chairman of the Board. Since Mr. King is not an independent director, Mr. Griffith serves as Lead Independent Director. As set forth in our Corporate Governance Guidelines and Principles, the Lead Independent Director’s responsibilities include, but are not limited to:

•

convening, chairing and determining agendas for executive sessions of the non-management directors and coordinating feedback to the Chairman of the Board regarding issues discussed in executive sessions;

•

determining in consultation with the Chairman of the Board the schedule for board meetings, agenda items and the Board’s information needs associated with those agenda items and identifying the need for and scope of related presentations;

•	assisting the Board and its committees in the evaluation of senior management (including the CEO) and communicating the results of such evaluation to the CEO;

•	serving as an information resource for other directors and acting as liaison between directors, committee chairs and management;

•	providing advice and counsel to the CEO;

•	developing and implementing, with the Chairman of the Board and the Nominating and Corporate Governance Committee, the procedures governing the Board’s work;

•	where appropriate and as directed by the Board, communicating with the shareholders, rating agencies, regulators and interested parties; and

•	speaking for the Board in circumstances where it is appropriate for the Board to have a voice distinct from that of management.

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The Board continues to believe that due to Mr. King’s extensive knowledge of all aspects of the Company’s business, Mr. King is in the best position at this time to lead the Board of Directors as its Chairman, and Mr. Griffith is in the best position to serve in the capacity as Lead Independent Director. The Board believes this leadership structure serves the ability of the Board of Directors to exercise its oversight role over management by having a director who is not an officer or member of management serve in the role of Chairman supported by a strong Lead Independent Director, who ensures a continued significant role for independent directors in the leadership of the Company. This structure also allows Mr. Jenkins, as CEO, to focus his time and energy on leading and managing the Company’s business and operations. The Board believes that the strong Lead Independent Director, the use of regular executive sessions of the independent directors, the Board’s strong committee system, and all directors being independent except for Messrs. Jenkins and King, allow it to maintain effective oversight of management.

Director Compensation

The Compensation Committee intends to set director compensation levels at or near the market median relative to directors at companies of comparable size, industry and scope of operations in order to insure directors are competitively for their time commitment and responsibilities. A market competitive compensation package is important because it enables us to attract and retain highly qualified directors who are critical to our long-term success.

The following table sets forth all compensation earned by our non-employee directors during fiscal 2019 for service on our Board of Directors:

DIRECTOR COMPENSATION TABLE(1)
NAME(2)	FEES EARNED ($)(3)	STOCK UNIT AWARDS ($)(4)	TOTAL ($)
Victor L. Crawford(5)(6)	$65,000	$124,962	$189,962
Hamish A. Dodds(6)	$65,000	$124,962	$189,962
Michael J. Griffith(6)	$130,000	$124,962	$254,962
Jonathan S. Halkyard(6)	$82,500	$124,962	$207,462
Stephen M. King(6)	$140,000	$124,962	$264,962
Patricia H. Mueller(6)	$72,500	$124,962	$197,462
Kevin M. Sheehan(6)	$85,000	$124,962	$209,962
Jennifer Storms(6)	$65,000	$124,962	$189,962

(1)

Omitted from the table are option awards, non-equity incentive plan compensation, nonqualified deferred compensation earnings, and all other compensation as none of the non-employee directors received any compensation in these categories during fiscal 2019.

(2)

Mr. Jenkins is omitted from the Director Compensation Table as being an employee director. Mr. Jenkins did not receive compensation for service on our Board of Directors other than reimbursement for out-of-pocket expenses incurred in connection with the rendering of such service. Mr. Jenkins compensation is reflected in the Summary Compensation Table of this Proxy Statement. While Mr. King is an employee director, he is not a named executive officer of the Company; accordingly, Mr. King’s fees for service on our Board of Directors are included above; these fees include $25,000 Mr. King receives as an employee of the Company. Mr. Hockin is omitted from the Director Compensation Table as he joined our Board of Directors in early-May 2020.

(3)

Reflects the annual stipend received for service on the Board of Directors, as well as service as chair of a Board of Directors’ committee or as Lead Independent Director during fiscal 2019. Board members are also reimbursed for out-of-pocket expenses incurred in connection with their board service. Such reimbursements are not included in this table. Pursuant to the 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Deferred Compensation Plan”), each non-employee director has the option to defer payment of all or a portion of his or her annual stipend. Amounts deferred, plus interest accrued thereon, will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors. Pursuant to the Director Deferred Compensation Plan, for fiscal 2019, no director deferred any of their annual stipend.

(4)

The amounts shown in this column represent the aggregate grant date fair values of the restricted stock units awarded to Messrs. Crawford, Dodds, Griffith, Halkyard, King and Sheehan and Mss. Mueller and Storms on April 11, 2019. Each restricted stock unit vests one year after the award date. As of February 2, 2020, the aggregate number of shares of Company common

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stock underlying outstanding non-vested restricted stock units for each non-employee director was 2,418. Pursuant to the Director Deferred Compensation Plan, each non-employee director has the option to defer the distribution of all or a portion of restricted stock units. Units deferred will be distributed upon death or disability of the director or over a period not to exceed five years, as elected by the director, following the date he or she leaves the Board of Directors.

(5)	Due to limited time commitments, Mr. Crawford has determined he will complete his current term as a director and not stand for re-election; he has no disagreement with the Company.

(6)

The following table details the outstanding equity awards of the current members of the Board of Directors. Mr. Jenkins is omitted from this table as his outstanding equity is reflected in the Outstanding Equity Awards Table elsewhere in this Proxy Statement. Mr. Crawford and Mr. Dodds are not listed in the following table because all of their equity awards are held in restricted stock or restricted stock units and they do not hold any stock options. Mr. Hockin is not listed as he joined the Board in early-May 2020. In addition to the stock options listed in the following table, at 2019 fiscal year end, Mr. King also holds a grant of target RSU awards under the Fiscal 2018-Fiscal 2020 LTIP of 6,302 and a grant of target RSU awards under the Fiscal 2017-Fiscal 2019 LTIP of 10,997.

Directors Outstanding Equity Awards at 2019 Fiscal Year End

NAME	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Michael J. Griffith	23,934	—	$6.27	12/5/2022
	5,203	—	$31.71	4/9/2025
	4,545	—	$39.10	4/7/2026
Jonathan S. Halkyard	23,934	—	$6.27	12/5/2022
	5,203	—	$31.71	4/9/2025
	4,545	—	$39.10	4/7/2026
Stephen M. King	28,346	—	$4.44	6/1/2020
	184,615	—	$16.00	10/9/2024
	68,775	—	$31.71	4/9/2025
	72,833	—	$39.10	4/7/2026
	29,178	14,589	$59.67	4/7/2027
	8,138	16,276	$41.65	4/12/2028
Patricia H. Mueller	5,004	—	$33.15	4/20/2025
	4,545	—	$39.10	4/7/2026
Kevin M. Sheehan	23,934	—	$6.27	12/5/2022
	5,203	—	$31.71	4/9/2025
	4,545	—	$39.10	4/7/2026
Jennifer Storms	4,224	—	$41.60	4/14/2026

In addition to reimbursement for out-of-pocket expenses incurred in connection with their Board service, our non-employee Board members receive an annual stipend and equity grant for serving as members of our Board of Directors. During fiscal 2019, each non-employee director received an annual stipend of $65,000, paid in quarterly installments, and an annual equity grant of restricted stock units with a value of approximately $125,000. In addition, a non-employee director receives $50,000 for serving as our Chairman, $50,000 for serving as Lead Independent Director, $20,000 for serving as Chair of our Audit Committee, $15,000 for serving as Chair of our Finance Committee, $15,000 for serving as Chair of our Compensation Committee, and $10,000 for serving as Chair of our Nominating and Corporate Governance Committee, each of the foregoing paid in quarterly installments. Mr. King, as Chairman of the Board, received an annual stipend of $65,000 and the $50,000 fee for serving as Chairman and an annual equity grant of restricted stock units with a value of approximately $125,000. The Compensation Committee reviews the

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compensation to non-employee directors on a biennial basis. Each of Messrs. Griffith, Halkyard, King and Sheehan participate in the Dave & Buster’s Entertainment, Inc. 2010 Management Incentive Plan (the “2010 Stock Incentive Plan”) and the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan (the “2014 Stock Incentive Plan”). Mr. Crawford, Mr. Dodds, Ms. Mueller and Ms. Storms participate in the 2014 Stock Incentive Plan.

During fiscal 2019, the Compensation Committee reviewed the compensation to non-employee directors. The Compensation Committee’s consultant, FW Cook, presented the results of its research on compensation levels for non-employee directors of similar sized companies noting that the compensation levels were below market and had not been adjusted for two years. The Compensation Committee approved starting with fiscal 2020 increasing the annual stipend to $70,000 and to also pay an annual stipend of $5,000 to each non-chair, independent member of each Board committee. In connection with the COVID-19 pandemic, in March 2020, the Board suspended all cash compensation payable to non-employee directors and the Chairman of the Board for the remainder of fiscal 2020.

Director Stock Ownership Guidelines

The Company has a stock ownership requirement for non-employee directors to align the interests of its non-employee directors with the interests of the shareholders and to further promote the Company’s commitment to sound corporate governance. Under this requirement, a non-employee director must own shares of the Company’s stock with a fair market value equal to five (5) times the director’s annual cash retainer. Each non-employee director has five (5) years from the date of initial appointment or election to the Board to meet this requirement. As of the end of fiscal 2019, three (3) non-employee directors have served on the Board for 5 years or more and are in compliance with this requirement, and the remaining non-employee directors have between 1-2 years (based upon the date on which they were initially appointed or elected to the Board) to meet this requirement. Mr. Hockin joined the Board in 2020 and has 5 years to meet this requirement.

Mr. King, as Chairman of the Board, is governed by the same stock ownership guidelines that apply to non-employee directors and currently meets the requirements. Mr. Jenkins, as an employee director, is governed by the stock ownership guidelines for executive officers. These guidelines and current compliance are detailed under “Stock Ownership Guidelines” elsewhere in the Executive Compensation section of this Proxy Statement.

Policy Regarding Shareholder Recommendations for Director Candidates

The Company identifies new director candidates through a variety of sources. The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders in the same manner it considers other candidates, as described below. Shareholders seeking to recommend candidates for consideration by the Nominating and Corporate Governance Committee should submit a recommendation in writing describing the candidate’s qualifications and other relevant biographical information and provide confirmation of the candidate’s consent to serve as director. Please submit this information to the Corporate Secretary, Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220 or by email at corporatesecretary@daveandbusters.com.

Shareholders may also propose director nominees by adhering to the advance notice procedure described under “Shareholder Proposals” elsewhere in this Proxy Statement.

Director Qualifications

The Nominating and Corporate Governance Committee and the Board believe that candidates for director should have certain minimum qualifications, including, without limitation:

•	demonstrated business acumen and leadership, and high levels of accomplishment;

•	ability to exercise sound business judgment and to provide insight and practical wisdom based on experience;

•	commitment to understand the Company and its business, industry and strategic objectives;

•	integrity and adherence to high personal ethics and values, consistent with our Code of Business Conduct and Ethics;

•	ability to read and understand financial statements and other financial information pertaining to the Company;

•	commitment to enhancing shareholder value; and

•	willingness to act in the long-term interest of all shareholders.

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In the context of the Board’s existing composition, other requirements (such as prior CEO experience, restaurant, hospitality, gaming, sports-related marketing and branding, or retail industry experience, or relevant senior level experience in finance, accounting, sales and marketing, organizational development, information technology, or public relations) that are expected to contribute to the Board’s overall effectiveness and meet the needs of the Board and its committees may be considered. The Company values diversity on a Company-wide basis and seeks to achieve a diversity of occupational and personal backgrounds on the Board but has not adopted a specific policy regarding Board diversity. The Nominating and Corporate Governance Committee assesses the effectiveness of its efforts at pursuing diversity through its periodic evaluation of the Board’s composition.

Current Nominations

The Nominating and Corporate Governance Committee conducted an evaluation and assessment of all of the current directors for purposes of determining whether to recommend them for nomination for re-election to the Board of Directors. After reviewing the assessment results, the Nominating and Corporate Governance Committee recommended that Messrs. Dodds, Griffith, Halkyard, Hockin, Jenkins, King, and Sheehan and Mss. Mueller and Storms be nominated for election to the Board of Directors. The Board accepted the recommendations and nominated such persons. The Nominating and Corporate Governance Committee did not receive any recommendations from shareholders proposing candidates for election to the Board at the Annual Meeting.

Code of Business Conduct and Ethics and Whistle Blower Policy

The Code of Business Conduct and Ethics applies to our directors, officers and other employees and is available on our website at http://ir.daveandbusters.com/corporate-governance. We intend to post any material amendments or waivers of our Code of Business Conduct and Ethics that apply to our executive officers on this website. In fiscal 2019, we did not post any material amendments to or waivers of the Code of Business Conduct and Ethics on our website. In addition, our Whistle Blower Policy is available on our website at http://ir.daveandbusters.com/corporate-governance.

Compensation Committee Interlocks and Insider Participation

During fiscal 2019, the members of our Compensation Committee were Mr. Crawford, Mr. Griffith, Ms. Mueller and Ms. Storms. None of our executive officers serve on the compensation committee or board of directors of any other company of which any of the members of our Compensation Committee or any of our directors is an executive officer.

Communications with the Board of Directors

If shareholders wish to communicate with the Board of Directors or with an individual director, they may direct such communications in care of the General Counsel, 2481 Mañana Drive, Dallas, Texas 75220. The communication must be clearly addressed to the Board of Directors or to a specific director. The Board of Directors has instructed the General Counsel to review and forward any such correspondence to the appropriate person or persons for response.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the ownership of our common stock by (a) all persons known by us to beneficially own more than 5% of our common stock, (b) each present director, (c) the named executive officers, and (d) all executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 30,606,840 shares of our common stock outstanding as of April 9, 2020, unless otherwise indicated in the footnotes below. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 9, 2020 to be outstanding and to be beneficially owned by the person holding the stock option for the purpose of computing the percentage ownership of that person. Unless otherwise noted, the address of each beneficial owner is c/o Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, Texas 75220.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned as of April 9, 2020	Percent
5% Shareholders
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	4,781,086	15.6%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	3,692,319	12.0%
Kohlberg Kravis Roberts & Co.(3) 9 West 57th Street, Suite 4200 New York, NY 10019	2,525,800	8.2%
Morgan Stanley(4) 1585 Broadway New York, NY 10036	2,413,493	7.9%
Mackenzie Financial Corporation(5) 180 Queen Street West Toronto, Ontario M5V 3K1	2,344,198	7.6%
Hill Path Capital LP(6) 150 East 58th Street, 32nd Floor New York, NY 10155	2,148,477	7.0%
Directors
Stephen M. King(7)	471,368	1.5%
Victor L. Crawford	8,905	*
Hamish A. Dodds	7,513	*
Michael J. Griffith(8)	72,426	*
Jonathan S. Halkyard(9)	55,874	*
John C. Hockin(10)	0	*
Brian A. Jenkins(11)	280,025	*
Patricia H. Mueller(12)	20,266	*
Kevin M. Sheehan(13)	104,239	*
Jennifer Storms(14)	13,119	*
Named Executive Officers(15)
Joe DeProspero(16)	37,971	*
Sean Gleason(17)	84,866	*
Margo L. Manning(18)	95,307	*
John B. Mulleady(19)	124,218	*
All Executive Officers and Directors as a Group (19 Persons)(20)	1,424,095	4.7%

*	Less than 1%.

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(1)

Based on information contained in Schedule 13G/A dated December 31, 2019, filed on February 4, 2020. The Schedule 13G/A reported that BlackRock, Inc. owned and had sole dispositive power over 4,781,086 shares of common stock and had sole voting power over 4,722,837 shares of common stock.

(2)

Based on information contained in Schedule 13G/A dated December 31, 2019, filed on February 11, 2020. The Schedule 13G/A reported that The Vanguard Group owned and had sole dispositive power over 3,622,042 shares of common stock, sole voting power over 65,084 shares of common stock, shared voting power over 9,400 shares of common stock and shared dispositive power over 70,277 shares of common stock.

(3)

Based on information contained in Schedule 13D/A dated March 2, 2020, filed on March 4, 2020. The Schedule 13D/A reported that KKR Dragon Aggregator L.P. (“Dragon”), KKR Dragon GP LLC, Powell Investors II Limited Partnership (“Powell”), KKR Special Situations Fund II Limited, KKR Special Situations (EEA) Fund II L.P., KKR Associates Special Situations (EEA) II Limited, KKR Associates Special Situations (Offshore) II L.P., KKR Special Situations (Offshore) II Limited, KKR Financial Holdings LLC, KKR Credit Fund Advisors LLC, KKR Credit Advisors (US) LLC, Kohlberg Kravis Roberts & Co., L.P., KKR & Co. GP LLC, KKR Holdco LLC, KKR Group Partnership L.P., KKR Group Holdings Corp., KKR & Co., Inc., KKR Management LLP, Henry R. Kravis, and George R. Roberts are collectively the “KKR Reporting Persons” thereunder. The KKR Reporting Persons owned and had sole voting and dispositive power over 2,525,800 shares of common stock, including 1,612,492 shares of common stock held directly by Dragon and 913,308 shares of common stock held directly by Powell, and no shared voting or dispositive power over shares of common stock. The KKR Reporting Person or their affiliates have additional economic exposures to 1,345,493 shares of common stock.

(4)

Based on information contained in Schedule 13G dated April 14, 2020, filed on April 23, 2020. The Schedule 13G reported that Morgan Stanley owned and had shared dispositive power over 2,413,493 shares of common stock and had shared voting power over 2,401,897 shares of common stock.

(5)

Based on information contained in Schedule 13G/A dated December 31, 2019, filed on February 13, 2020. The Schedule 13G/A reported that Mackenzie Financial Corporation owned and had sole dispositive power over 2,344,198 shares of common stock and sole voting power over 2,344,198 shares of common stock.

(6)

Hill Path Capital Partners LP (“HPCP”), Hill Path Capital Co-Investment Partners LP (“HPCCP”), Hill Path Capital Partners GP LLC, Hill Path Investment Holdings LLC, Hill Path Capital LP, Hill Path Holdings LLC, and Scott I. Ross are collectively the “HP Reporting Persons” thereunder. The HP Reporting Persons owned and had sole voting and dispositive power over 2,148,477 shares of common stock, including 2,095,246 shares of common stock held directly by HPCP and 52,231 shares of common stock held by HPCCP, and no shared voting or dispositive power over shares of common stock.

(7)

Shares reflected in the table include 396,266 shares issuable pursuant to outstanding stock options held by Mr. King that are exercisable within 60 days of April 9, 2020. Shares reflected in the table also include 18,346 stock options held by the Stephen and Shauna King Investment Partnership LP (the “Investment Partnership”) that are exercisable within 60 days of April 9, 2020. Stephen and Shauna King Investment Partnership GenPar LLC (“GenPar”) is the general partner of the Investment Partnership. Mr. King is the sole member of GenPar and has sole voting and investment power over all of the shares owned by the Investment Partnership.

(8)

Shares reflected in the table include 20,796 shares owned by Mr. Griffith and 17,948 shares owned by The 2014 Griffith Family Trust dated October 20, 2014 (the “Family Trust”). Currently, Mr. Griffith has sole voting and investment power over all of the shares owned by the Family Trust. Shares reflected in the table also include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Griffith, all of which are fully vested.

(9)	Shares reflected in the table include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Halkyard, all of which are fully vested.
(10)	Mr. Hockin joined the board in early-May 2020 and held no shares in the Company.

(11)

Shares reflected in the table include 185,241 shares issuable pursuant to outstanding stock options held by Mr. Jenkins that are exercisable within 60 days of April 9, 2020. Shares reflected in the table also include 38,808 stock options held by LTD Partner LP (the “Jenkins Partnership”) that are exercisable within 60 days of April 9, 2020. LTD Partners GenPar LLC (the “Jenkins GenPar”) is the general partner of the Jenkins Partnership. Currently, Mr. Jenkins is the sole member of the Jenkins GenPar and has sole voting and investment power over all the options held by the Jenkins Partnership.

(12)	Shares reflected in the table include 9,549 shares issuable pursuant to outstanding stock options held by Ms. Mueller, all of which are fully vested.

(13)	Shares reflected in the table include 33,682 shares issuable pursuant to outstanding stock options held by Mr. Sheehan, all of which are fully vested.

(14)	Shares reflected in the table include 4,224 shares issuable pursuant to outstanding stock options held by Ms. Storms, all of which are fully vested.

(15)	In addition to Messrs. Jenkins and King who each serve as a director.

(16)	Shares reflected in the table include 23,287 shares issuable pursuant to outstanding stock options held by Mr. DeProspero that are exercisable within 60 days of April 9, 2020.

(17)	Shares reflected in the table include 63,541 shares issuable pursuant to outstanding stock options held by Mr. Gleason that are exercisable within 60 days of April 9, 2020.

(18)	Shares reflected in the table include 82,417 shares issuable pursuant to outstanding stock options held by Ms. Manning that are exercisable within 60 days of April 9, 2020.

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(19)	Shares reflected in the table include 110,399 shares issuable pursuant to outstanding stock options held by Mr. Mulleady that are exercisable within 60 days of April 9, 2020.

(20)

Shares reflected in the table include a total of 1,092,774 shares issuable pursuant to outstanding stock options held by our Executive Officers and Directors as a group that are exercisable within 60 days of April 9, 2020. The holdings of Mr. Gleason are not included in this number as he departed the Company on April 30, 2020.

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EXECUTIVE OFFICERS

We are furnishing below certain biographical information about our executive officers.

Kevin Bachus	Scott Bowman
Dave & Buster’s Since: 2012	Dave & Buster’s Since: 2019
Age: 51	Age: 53
Food & Beverage Experience: 7 yrs	Food & Beverage Experience: 1 yr
Entertainment Experience: 22 yrs	Entertainment Experience: 1 yr

Current Position:	Current Position:
– Senior Vice President of Entertainment and Games Strategy since November 2012.	– Senior Vice President and Chief Financial Officer since May 2019.

Prior Business Experience:	Prior Business Experience:

–  Bebo, Inc., an international social networking site:

•  Chief Product Officer (2010-2012)

–  IMO Entertainment, a social networking services company:

•  EVP and Chief Product Officer (2009-2010)

–  Virrata Games, Inc./Play Day TV, an on-demand tv channel offering family-friendly video games:

•  SVP and Chief Architect (2008-2009)

–  Uprising Studios, a software gaming company:

•  CEO (2006-2008)

–  Nival Interactive, Inc., an European video game developer:

•  CEO (2005-2006)

–  Infinium Labs, Inc., a web technology company:

•  CEO and President (2004-2005)

–  Capital Entertainment Group, Inc., an innovative development “incubation” company:

•  VP of Publishing (2001-2003)

–  Microsoft Corporation, a multinational technology company:

•  Director of Third Party Relations-Xbox (1999-2001)

•  Group Product Manager-DirectX (1997-1999)

– Hibbet Sports, Inc., a regional sporting goods company: • SVP and CFO (2012-2019) – The Home Depot, Inc.: • Multiple positions, including, Division CFO – Northern Division (2003-2012)

Education: – B.A. Cinema/Television Production, University of Southern California	Education: – B.S. Accounting and Finance, University of Miami, Ohio – M.B.A. Emory University – Goizueta Business School

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Brandon Coleman III	Robert W. Edmund
Dave & Buster’s Since: 2020	Dave & Buster’s Since: 2018
Age: 37	Age: 45
Food & Beverage Experience: 10 yrs	Food & Beverage Experience: 2 yrs
Entertainment Experience: <1 yr	Entertainment Experience: 2 yrs

Current Position:	Current Position:
– Senior Vice President and Chief Marketing Officer since February 2020.	– General Counsel, Secretary and SVP of Human Resources since October 2018.

Prior Business Experience:	Prior Business Experience:

–  Del Frisco’s Restaurant Group, an American multi-brand restaurant company focused on steaks:

•  Various positions, including President of Del Frisco’s Grille (Aug 2017-Nov 2019) and CMO (Dec 2016-Oct 2017)

–  Brava Partners, a consulting group focused on brand strategies and planning:

•  CEO and Management Consultant (Jul 2013-Dec 2016)

–  Snapfinger, Inc., a start-up company focused on mobile app food ordering:

•  CMO (2013)

–  Romano’s Macaroni Grill, an American casual dining brand:

•  CMO (2010-2013)

–  Restaurants Unlimited, Inc., a multi-concept restaurant co.:

•  VP of Marketing (2009-2010)

–  Carino’s Italian Grill, a multi-national Italian casual dining brand:

•  Director of Marketing (2006-2008)

–  KForce Inc., a publicly traded professional staffing and solutions firm focused on technology and accounting & financial services:

•  Various positions, including Chief Talent, Legal & Risk Officer (Feb 2014-Oct 2018)

–  PetSmart, Inc., a leading pet animal products and services retail chain:

•  Various positions, including VP, Legal – Business Operations (2009-Feb 2014)

–  Ohio Business Roundtable, an independent, non-partisan organization of Ohio-based CEOs focused on bettering Ohio’s business climate:

•  Director of Policy and General Counsel (2008-2009)

–  Porter Wright Morris & Arthur LLP., a multi-state full-service law firm:

•  Various positions, including Partner (2004-2008)

Education: – B.B.A. Marketing, Texas A&M University	Education: – B.A. Political Science & Philosophy, The Ohio State University – J.D. Harvard Law School

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JP Hurtado	Margo L. Manning
Dave & Buster’s Since: 2018	Dave & Buster’s Since: 1991
Age: 43	Age: 55
Food & Beverage Experience: 16 yrs	Food & Beverage Experience: 28 yrs
Entertainment Experience: 16 yrs	Entertainment Experience: 28 yrs

Current Position:	Current Position:
– Senior Vice President and Chief Information Officer since May 2019.	– Senior Vice President and Chief Operating Officer since December 2016.

Prior Business Experience:	Prior Business Experience:

–  Dave & Buster’s Entertainment, Inc.:

•  VP and CIO (May 2018-May 2019)

–  Royal Caribbean Cruises, Ltd., a leading global cruise line operator:

•  Multiple positions (2004-2018), including, AVP, Shipboard Technology (2016-2018) and AVP, Asia Information Technology (2014-2018)

–  Dave & Buster’s Entertainment, Inc.:

•  SVP of Human Resources (November 2010-December 2016)

•  SVP of Training and Special Events (September 2006-November 2010)

•  VP of Training and Sales (June 2005-September 2006)

•  VP of Management Development (September 2001-June 2005)

–  Dave & Buster’s Entertainment, Inc. and predecessor companies:

•  AVP of Team Development (December 1999-September 2001)

•  Various capacities with increasing responsibilities (1991-1999)

Education: – B.A. Decision & Information Sciences, University of Florida	Education: – B.A. Advertising & Marketing, Southern Methodist University – M.H.M. University of Houston
Michael J. Metzinger	John Mulleady
Dave & Buster’s Since: 2005	Dave & Buster’s Since: 2012
Age: 63	Age: 59
Food & Beverage Experience: 33 yrs	Food & Beverage Experience: 7 yrs
Entertainment Experience: 14 yrs	Entertainment Experience: 7 yrs

Current Position:	Current Position:
– Vice President-Accounting and Controller since January 2005.	– Senior Vice President of Real Estate and Development since April 2012.

Prior Business Experience:	Prior Business Experience:
– Carlson Restaurants Worldwide, Inc.: • Various positions, including, Executive Director-Financial Reporting (1986-2005)

–  BJ’s Wholesale Club, a leading operator of warehouse clubs in the eastern United States:

•  SVP, Director of Real Estate (2008-2012)

–  Circuit City Stores, Inc., a consumer electronics retailer:

•  VP of Real Estate (2006-2008)

–  The Home Depot, Inc.:

•  Director of Construction (1999-2006)

Education: – B.B.A. Accounting and Finance, University of Texas at Austin	Education: – B.S. Civil Engineering and B.S. Management Engineering, University of the Pacific – M.S. Construction Management, University of California, Berkeley

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis	Executive Compensation Quick Navigation

The Compensation Committee of our Board of Directors is responsible for establishing our compensation philosophy and ensuring each element of our compensation program encourages high levels of performance among the executive officers and positions the Company for growth. The Compensation Committee ensures our compensation program is fair, competitive, and closely aligns the interests of our executive officers with both the Company’s short- and long-term business objectives and the interests of our shareholders. Through a strategic combination of base pay, cash-based short-term incentive plans, and a cash- and equity-based long-term incentive plan, our Compensation Committee strives to reward executive officers for meeting certain strategic objectives and increasing shareholder value.

	• Compensation Discussion and Analysis	P. 32
	• Compensation Practices	P. 33
	• Elements of Compensation	P. 36
	• Stock Ownership Guidelines	P. 42
	• COVID-19 Pandemic Action Plan	P. 43
	• 2019 Summary Compensation Table	P. 45
	• Employment Agreements	P. 51
	• Potential Payments Upon Termination or Change in Control	P. 52

This section describes our compensation program for our named executive officers (“NEOs”) for fiscal 2019. The discussion focuses on our compensation programs and compensation-related decisions for fiscal 2019 and addresses why we believe our compensation program supports our business strategy and operational plans. For fiscal 2019, our NEOs are:

•	Brian A. Jenkins – Chief Executive Officer
•	Scott Bowman – Chief Financial Officer (1)
•	Joe DePropsero – Senior Vice President of Supply Chain and Business Development (1)
•	Margo L. Manning – Senior Vice President and Chief Operating Officer
•	John B. Mulleady – Senior Vice President of Real Estate and Development
•	Sean Gleason – Senior Vice President and Chief Marketing Officer (2)

(1)

Mr. Bowman joined the Company as CFO in May 2019 succeeding Mr. DeProspero who served as Interim CFO from August 2018 until Mr. Bowman’s appointment. Mr. DeProspero then became the Company’s SVP of Supply Chain and Business Development.

(2)	Mr. Gleason departed the Company on April 30, 2020.

Business, Strategy and Performance Highlights for Fiscal 2019

Please see the highlights for fiscal 2019 set forth on pages 3-4 of the Executive Summary section of this Proxy statement.

Compensation Philosophy and Overall Objectives of Executive Compensation Programs

Our executive compensation philosophy is based upon three core values: pay for performance, market-competitive pay and sustained shareholder value creation.

Pay for Performance—This ensures that we align the interests of senior executives with the interests of our shareholders. Compensation is tied directly to delivering both annual and long-term value creation to our shareholders. Annual incentives focus on efficient and productive operation of the business, while long-term incentives focus on value creation of the enterprise. In addition, we put greater emphasis on the longer-term aspects of the compensation package to help ensure that all actions of management contribute to multi-year value creation.

Market-Competitive Pay—In setting compensation for our executive officers, including our NEOs, the Compensation Committee uses competitive compensation data from an annual total compensation study of a selected peer group of other restaurant and entertainment companies of comparable size and business models as well as other relevant survey sources to inform its decisions about overall compensation opportunities and specific compensation elements. Additionally, the Compensation Committee uses multiple reference points when establishing targeted compensation levels. The Compensation Committee applies judgment and discretion in establishing targeted pay levels, taking into account not only competitive market data, but also factors such as company, business unit, and individual

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performance, scope of responsibility, critical needs and skill sets, experience, leadership potential, and succession planning. Consistent with our pay for performance core values, compensation above target levels is achieved through above-target performance against our annual and long-term incentive goals.

Sustained Shareholder Value Creation—All of our compensation plans are designed to increase the value we deliver to our shareholders through the selection of proper business performance metrics, the leverage built into the plans for performance achievement and the proper governance of the plans throughout the year by our Compensation Committee. We believe that profitable growth of our enterprise is primary while simultaneously reinforcing an ethical and performance-based culture. Our Compensation Committee approves all goals and awards in advance and monitors progress on their achievement throughout the year. In the long-term incentive plan (the “LTIP”) implemented pursuant to the 2014 Stock Incentive Plan, we use a series of vehicles to reinforce this commitment to sustained shareholder value creation. These vehicles are:

LTIP Vehicle	Weighting as % of LTIP	Focus
Stock Options	50%	Continuous shareholder value creation over time
Performance-based Restricted Stock Units	35%

Performance in strategic areas that build/sustain the enterprise and retention of our key leaders to ensure sustained implementation of our strategy. Performance-based Restricted Stock Units (“PSUs”) and Performance Cash account for 50% of the overall LTIP target and contribute a robust performance mix.

Performance Cash	15%

Through this combination of vehicles and the design of our programs, we ensure that our expectation for continuous improvement, growth and profitability are achieved while effectively managing any undue risk elements.

Our compensation philosophy guides us in our annual review of compensation, the assessment of the right pay for performance relationship and ensures that when strong performance is achieved, it is appropriately rewarded. Our Compensation Committee annually reviews this philosophy and our compensation plans to ensure they are continuing to meet their stated goals and objectives. If they are not, changes will be made to reestablish the right alignment.

In sum, this philosophy is designed to ensure that shareholders see a return for their investment in our Company and that we are getting the right return on our leadership compensation investment. Note, however, that for fiscal 2020, given the current environment created by the COVID-19 Pandemic, we believe it is critical to heavily incent retention through the use of one-time stock-based awards.

Compensation Practices

The following list summarizes executive compensation practices that we have to drive performance as well as executive compensation practices that we avoid because we do not believe they serve the long-term interests of our shareholders.

What We Do

✓  Set stock ownership guidelines for executives and directors

✓  Review tally sheets for executives

✓  Disclose performance goals for incentive payments

✓  Set maximum payout caps on our annual and long-term incentives

✓  Limit perquisites and other benefits, and do not include income tax gross-ups (except for relocation expenses)

✓  Subject all variable pay to a compensation recovery “clawback” policy

✓  Have double-trigger change in control agreements

✓  Independent Compensation Committee advised by an independent compensation consultant

✓  Enforce strict insider trader policies and black-out periods for executives and directors

What We Do Not Do

×   No hedging or pledging of our stock by executives or directors

×   No dividends paid on unearned performance-based shares

×   No excise tax gross-ups to any executive

×   No repricing or cash buyout of underwater stock options

×   No market timing in granting of equity awards

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Shareholder Say-on-Pay Vote for 2019 and Compensation Actions Taken

At last year’s annual shareholder meeting, approximately 97% of the votes cast were cast in support of the compensation of our NEOs. The positive results of this vote is one of the many factors our Compensation Committee considers in evaluating our executive compensation program. Following our annual meeting in 2019, the Committee continued to review our compensation program and practices, which included engagement shareholders on a wide variety of topics including corporate governance and compensation. Several changes were made to the compensation program in 2020 based on advice from the Compensation Committee’s new independent compensation consultant and as a response to the COVID-19 pandemic as further described in Section “COVID-19 Pandemic Action Plan” beginning on page 43.

Procedures for Determining Compensation

Our Compensation Committee has the overall responsibility for designing and evaluating the salaries, incentive plan compensation, policies and programs for our executive officers, including the NEOs. The Compensation Committee relies on input from an independent compensation consultant and the experience of members of the Compensation Committee to guide our compensation decisions, including compensation of our NEOs. In addition, the Compensation Committee relies on input from our Chief Executive Officer regarding an officer’s individual performance (other than himself) and an analysis of our corporate performance. By a delegation of authority from the Board of Directors, the Compensation Committee has final authority regarding the overall compensation structure for the executive officers, including the NEOs.

The compensation of our executive officers consists primarily of four major components:

•	base salary;

•	annual incentive awards;

•	long-term incentive awards; and

•	other benefits.

Each of these components is discussed in detail in “Elements of Compensation” below.

When making compensation decisions, the Compensation Committee considers, among other things:

•	the Company’s short- and long-term performance relative to financial and strategic targets;

•	the executive officer’s prior experience and sustained individual performance;

•	the significance of the executive officer’s contributions to the ongoing success of the Company;

•	the scope of the executive officer’s responsibilities;

•	the future value the executive officer is expected to bring to the Company; and

•	the results of benchmarking studies, which illustrate value of the executive officer’s total compensation package relative to others in the industries with which we compete for talent.

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In fiscal 2019, the Compensation Committee engaged the compensation consulting firm Aon Consulting to conduct a benchmarking study of executive compensation programs, provide analysis and advice regarding plan design for short- and long-term incentive plans, and provide analysis and advice concerning trends and regulatory developments in executive compensation. Aon Consulting evaluated our market competitiveness against (a) a custom peer group and (b) Aon Consulting’s Total Compensation Measurement survey of retail companies. The peer group against which we compared ourselves in fiscal 2019 includes (i) casual dining restaurants that offer an “experience”; (ii) casual dining concepts with which we compete for leadership talent; (iii) companies that focus on entertainment, including casino & gaming companies; (iv) hotels, resorts & cruise lines; and (v) leisure facilities. At the time of comparison, all members of the peer group were publicly-traded companies that had revenues between 0.3 times to 2.5 times our revenue and in aggregate, had a restaurant/entertainment mix similar to our income mix:

BJ’s Restaurants, Inc.	Cracker Barrel Old Country Store, Inc.	Red Robin Gourmet Burgers, Inc.
Bloomin’ Brands	Dine Brands Global, Inc.	SeaWorld Entertainment, Inc.
Brinker International, Inc.	Eldorado Resorts, Inc.	Six Flags Entertainment Corporation
Cedar Fair, L.P.	International Speedway Corporation	Speedway Motorsports, Inc.
The Cheesecake Factory Incorporated	The Marcus Corporation	Texas Roadhouse, Inc.
Churchill Downs Incorporated	Penn National Gaming, Inc.	Vail Resorts, Inc.
Cinemark Holdings, Inc.

During fiscal 2019, no changes occurred to the peer group.

Few direct comparable peers to the Company exist among the peer group. As a result, due to the size differences among the peer group and the Company, Aon Consulting used regression analysis to size-adjust the results. Aon Consulting had no other direct business relationship with the Company and received no payments from us other than the fees and expenses for services to the Compensation Committee.

With respect to the compensation for the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and sets his compensation. With respect to our corporate performance as a factor in compensation decisions, the Compensation Committee considers, among other aspects, the achievement of our long-term and short-term strategic goals, revenue goals, profitability, and return to our investors. Our Chief Executive Officer plays an important advisory role in the compensation-setting process of the other executive officers, including the NEOs. Our Chief Executive Officer evaluates the performance of the other executive officers and makes recommendations to the Compensation Committee concerning performance objectives and salary and bonus levels for the other executive officers, including the NEOs. The Compensation Committee annually discusses the recommendations with the Chief Executive Officer. The Compensation Committee may, in its sole discretion, approve, in whole or in part, the recommendations of the Chief Executive Officer. In fiscal 2019, the Compensation Committee approved Mr. Jenkins’s recommendations for salary and bonus with respect to each of the other executive officers, including the NEOs.

Pay for Performance Alignment

We work to leverage our executive compensation structure to drive outstanding Company performance and provide appropriate rewards for sustained, strong individual performance. A significant portion of each executive officer’s pay is at-risk and awarded in the form of cash- and stock-based short- and long-term incentive grants. These incentive grants, which are discussed below, link each executive officer’s annual income to the achievement of short- and long-term financial and strategic goals. As such, executive officers, including the NEOs, face a risk of forfeiture or a reduced payout if the Company fails to meet its financial and strategic objectives. Under each incentive plan, target compensation is only earned if the designated financial and strategic objectives are met. Each incentive plan offers above-target payouts for outstanding performance; alternatively, no incentive may be earned if a threshold level of performance is not achieved. Further, the Compensation Committee aims to link any adjustments to an executive officer’s base salary to his or her individual performance.

In evaluating whether the compensation programs appropriately link each executive officer’s compensation to Company performance, the Compensation Committee reviews and evaluates the achievements of the Company in

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the fiscal year. In fiscal 2019 the Company grew total revenues, new store openings, earnings per share, and EBITDA, but also had decreased comparable store sales for the fiscal year. Key accomplishments are more specifically detailed in our Annual Report on Form 10-K. The Compensation Committee believes each element of the compensation program was effective at aligning the executive officers with the Company’s objectives and the interests of shareholders and at appropriately recognizing the results the Company achieved under their leadership.

Elements of Compensation

Base Salary

A portion of each executive officer’s total compensation is in the form of base salary. This is a fixed cash payment, expressed as an annualized salary. The salary component was designed to provide the executive officers with consistent income and to attract and retain talented and experienced executives capable of managing our operations and strategic growth. In alignment with our compensation philosophy, the Compensation Committee believes that having base salary levels that position us appropriately relative to the market and reflect the performance and level of responsibility of each executive officer is key to providing a competitive total compensation package. Annually, the performance of each executive officer, including the NEOs, is reviewed by the Compensation Committee using information and evaluations provided by the Chief Executive Officer, taking into account our operating and financial results for the year, an assessment of the contribution of each executive officer to such results, the achievement of our strategic growth and any changes in the role and responsibility of an executive officer. In addition, the Compensation Committee considers the results of the benchmarking study and the market competitiveness of each NEO’s base salary (generally targeting the 50th percentile of the benchmark data) to determine appropriate merit- and market-based increases to each executive’s base salary. In fiscal 2019, some of the NEOs received merit-based increases to base salary as noted in the chart below.

Name	New Base	Previous Base	Percentage Increase
Brian A. Jenkins	$780,000	$750,000	4.00%
Scott Bowman(1)	$455,000
Joe DeProspero(2)	$250,000	$213,000	17.37%
Sean Gleason(3)	$410,000	$410,000	0.00%
Margo L. Manning	$465,000	$440,000	5.68%
John B. Mulleady(4)	$412,000	$412,000	0.00%

(1)	Mr. Bowman joined the Company as CFO on May 6, 2019.

(2)

Mr. DeProspero served as Interim CFO from August 2018 until Mr. Bowman’s appointment as CFO at which time Mr. DeProspero became SVP of Supply Chain and Business Development for the Company. The increase reflected here is inclusive of the increase he received for his promotion to SVP of Supply Chain and Business Development.

(3)	Mr. Gleason departed the Company on April 30, 2020. Mr. Gleason did not receive a merit increase for fiscal 2019 due to a salary increase awarded in December 2018 effective January 1, 2019.

(4)	Mr. Mulleady did not receive a merit increase for fiscal 2019 due to a total compensation increase awarded in December 2018 for fiscal 2019.

The Compensation Committee believes the increases awarded are commensurate with each NEO’s individual contribution to the Company’s success and that the resulting market positioning of each NEO is consistent with the considerations outlined above.

Annual Incentive Awards

The Executive Incentive Plan created under the 2014 Omnibus Incentive Plan (the “Executive Incentive Plan”) is designed to recognize and reward our employees for contributing towards the achievement of our annual business plan. The Compensation Committee believes the Executive Incentive Plan provides a valuable short-term incentive program that delivers a cash bonus opportunity for key employees, including the NEOs, upon achievement of targeted operating results, as determined by the Compensation Committee and the Board of Directors. The Executive Incentive Plan also supports our efforts to integrate our compensation philosophies with our annual business objectives and focus our executive officers on the fulfillment of those objectives.

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In considering and approving the annual plan design, the Compensation Committee reviews target bonus percentages for each executive officer, including the NEOs, and considers the value of the incentive award relative to the individual’s total compensation package, the value of the incentive award and total compensation package relative to benchmark data, and the degree to which the individual can influence the Company’s achievement of its short-term financial and strategic objectives. The Compensation Committee also reviews annually the financial and strategic objectives that will comprise the components of the Executive Incentive Plan, the target for each component, and the payout percentages at threshold, target, and maximum performance for each component. The Compensation Committee relies on input from its compensation consultant, the results of benchmarking data, and analysis from our Chief Executive Officer to determine the appropriateness of the target bonus percentages for each executive officer (including the NEOs), the components of the Executive Incentive Plan, the targets for each component, and the payout percentages at each level of performance.

The fiscal 2019 incentive plan for most non-executive participants was based on our targeted “EBITDA” (net income, plus (a) interest expense (net), (b) loss on debt retirement, (c) provision for income taxes, and (d) depreciation and amortization expense) for fiscal 2019. The Compensation Committee annually reviews and sets the performance goals for the Executive Incentive Plan as necessary to ensure reasonableness, support of our strategy and consistency with our overall objectives. Bonus payout metrics for fiscal 2019 for our NEOs is shown in the table below.

Name	Fiscal 2019
	Percentage of Bonus	Bonus Metric
Brian A. Jenkins	75.0%	EBITDA target(1)
	12.5%	Total revenue target
	12.5%	Comparable store sales growth target(2)
Scott Bowman	75.0%	EBITDA target(1)
	12.5%	Total revenue target
	12.5%	Comparable store sales growth target(2)
Joe DeProspero	75.0%	EBITDA target(1)
	12.5%	Total revenue target
	12.5%	Comparable store sales growth target(2)
Sean Gleason	50.0%	EBITDA target(1)
	25.0%	Total revenue target
	25.0%	Comparable store sales growth target(2)
Margo L. Manning	75.0%	EBITDA target(1)
	12.5%	Total revenue target
	12.5%	Comparable store sales growth target(2)
John B. Mulleady	50.0%	EBITDA target(1)
	25.0%	Signed leases target(3)
	25.0%	New store construction costs target(3)

(1)	The EBITDA target for fiscal 2019 was 8.1% higher than actual EBITDA for fiscal 2018 and the revenue target was 11.0% higher than actual fiscal 2018 revenues.

(2)

Comparable store sales (a year-over-year comparison of sales at stores open at the end of the period which have been open for at least 18 months as of the beginning of each of the fiscal years) is a key performance indicator used within the industry and is indicative of acceptance of our initiatives as well as local economic and consumer trends. We had 99 comparable stores at the beginning of fiscal 2019.

(3)

With respect to Mr. Mulleady’s objectives, the targets for signed leases and new store construction were aligned with our development strategy and intended to build the pipeline for future growth. In setting Mr. Mulleady’s targets, the Compensation Committee considered prior results and the level of performance needed to achieve development goals and set the targets at levels it believed were challenging but attainable.

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Under each executive officer’s employment agreement (including the NEOs) and the Executive Incentive Plan, a target bonus opportunity is expressed as a percentage of annualized base salary as of the end of the fiscal year, prorated according to the percentage of the fiscal year the executive officer is employed by the Company. Target levels are established based upon a review of market practices and align to the Company’s compensation philosophy. Bonuses above or below the target level may be paid subject to a prescribed maximum or minimum. Bonus attainment is calculated separately for each component of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The threshold, target, and maximum percentages for each of the NEOs in fiscal 2019 under the Executive Incentive Plan are outlined in the table below.

Name	% of Salary at Threshold	% of Salary at Target	% of Salary at Maximum
Brian A. Jenkins	43.8%	100.0%	200.0%
Scott Bowman	35.0%	80.0%	160.0%
Joe DeProspero	26.3%	60.0%	120.0%
Sean Gleason	22.5%	60.0%	120.0%
Margo L. Manning	35.0%	80.0%	160.0%
John B. Mulleady	18.8%	60.0%	120.0%

The table below outlines the targets and relative payout percentages for the EBITDA, total revenue, and comparable store sales growth, signed leases, and new store construction components of the Executive Incentive Plan. Below a minimum threshold level of performance, no awards will be granted under the Executive Incentive Plan. The calculations are subject to straight-line interpolation between threshold and target performance and between target and maximum performance. The performance thresholds on the financial measures were set at a level that ensures no payout will be made unless the Company exceeded prior year performance.

	Performance			Bonus as % of Target
Component	Threshold	Target	Maximum	Threshold	Target	Maximum
EBITDA(1)	$279.3	$302.0	$341.3	50%	100%	200%
Total Revenue(1)	$1,334.1	$1,404.3	$1,474.5	50%	100%	200%
Comparable Store Sales Growth	0.0%	1.5%	3.0%	0%	100%	200%
Signed Leases	9	12	15	25%	100%	200%
New Store Construction(2)	—	Within 7.5% of Budget	—	0%	100%	200%

(1)	Dollar amounts are represented in millions.

(2)

Mr. Mulleady may be awarded the target new store construction bonus if the average actual total construction cost for building each new store opened in fiscal 2019 is within 7.5% of budget. If target EBITDA or better is achieved, the portion of Mr. Mulleady’s bonus associated with new store construction will increase at the same slope as the EBITDA bonus, based on EBITDA achievement.

At the close of the performance period, the Compensation Committee determined the bonuses for the executive officers, including the NEOs, following the annual audit and reporting of financial results for fiscal 2019 and reported the awards to the Board of Directors. The Compensation Committee authorized bonuses to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during fiscal 2019; however, in light of the extraordinary impact of the COVID-19 impact on the Company’s near-term liquidity, management recommended, and the Compensation Committee approved, delayed payment of the awards and payment of the awards in stock rather than cash for all NEOs. In reviewing fiscal 2019 results, the Compensation Committee recognized that we exceeded threshold, but did not achieve target EBITDA; we exceeded threshold but did not achieve target Total Revenue and did not achieve target Comparable Store Sales Growth, which resulted in an award below target level performance for substantially all employees. Mr. Jenkins, Mr. Bowman, Mr. DeProspero and Ms. Manning earned 47.6% of their target bonus opportunity for fiscal 2019. Mr. Gleason earned 42.5% of his target bonus. Mr. Mulleady achieved performance at maximum payout level on the portion of his bonus linked to the signed leases and target payout on the portion of his bonus related to the attainment of new store construction objectives; therefore, he

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earned 101.4% of his target bonus opportunity for fiscal 2019. The tables below outline the 2019 performance results and bonus payments earned under the Executive Incentive Plan to each NEO.

Component	Target	Actual	% of Target	Payout %
EBITDA(1)	$ 302.0	$ 280.5	92.9%	52.7%
Revenue(1)	$1,404.3	$1,354.7	96.5%	64.7%
Comparable Store Sales Growth	1.5%	(2.6)%	0%	0%
Signed Leases	12	19	158.3%	200.0%
New Store Construction(2)	Within 7.5% of Budget	(1.5)%	Target Achieved	100%

(1)	Dollar amounts are represented in millions

(2)

The average total construction cost for building each new store opened in fiscal 2019 was within target. Therefore, Mr. Mulleady earned a payout of 100% of target for the portion of his bonus associated with new store construction.

Name	Target Bonus	Bonus Earned	% of Target
Brian A. Jenkins	780,000	371,351	47.6%
Scott Bowman	273,000	129,973	47.6%
Joe DeProspero	150,000	71,414	47.6%
Sean Gleason	246,000	104,595	42.5%
Margo L. Manning	372,000	177,106	47.6%
John B. Mulleady	247,200	250,537	101.4%

The Compensation Committee believes the incentive awards were warranted and consistent with the performance of each executive officer, including the NEOs, during fiscal 2019 based on the Compensation Committee’s evaluation of each individual’s overall contribution to accomplishing our fiscal 2019 corporate goals and of each individual’s achievement of strategic and individual performance goals during the year.

The Compensation Committee made a number of changes to the fiscal 2020 incentive plan following its annual review of the program as further described in Section “COVID-19 Pandemic Action Plan” beginning on page 43.

Long-term Incentive Awards

The Compensation Committee believes that it is essential to align the interests of the executive officers, including the NEOs, and other key management personnel responsible for our growth with the interests of our shareholders. The Compensation Committee has also identified the need to retain tenured, high performing executives. The Compensation Committee believes that these objectives are accomplished through the provision of cash- and stock-based incentives that align the interests of management personnel with the long-term objectives of enhancing our value, as set forth in the 2014 Stock Incentive Plan.

Annually, the Compensation Committee determines whether to grant long-term cash- and/or stock-based incentives to executive officers, including the NEOs, and other key management personnel. In determining whether to award grants, the Compensation Committee considers Company performance, individual performance, the significance of individuals’ contributions to the ongoing success of the Company, the valuation of the grants relative to the individual’s total compensation, value creation, and the recommendations of our Chief Executive Officer. In addition, the Compensation Committee considers the benchmarking data and additional analysis provided by the compensation consultant in determining appropriate grant levels for our executive officers, including the NEOs.

2019 Long Term Incentive Award Grant. During fiscal 2019, the Compensation Committee awarded to the executive officers, including the NEOs, and other key management personnel a combination of service-based non-qualified stock options (“Stock Options”) with gradual vesting schedules, PSUs that vest upon the attainment of pre-established performance targets, and long-term cash incentives (“Performance Cash”) that vest upon the attainment of pre-established performance targets. The Stock Options, which comprise 50% of each NEO’s award, vest in equal installments over a three-year period and are exercisable up to a maximum of 10 years. The exercise prices of the

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stock option awards were established as the closing price of the Company’s stock on the date following the date on which the Compensation Committee approved the awards. The PSUs, which comprise 35% of each NEO’s award, and Performance Cash, which comprises 15% of each NEO’s award, vest after three years and are based 66.7% on achieving targeted three-year cumulative EBITDA and 33.3% on achieving a targeted return on capital invested in new stores (“ROIC”). The NEOs face a significant risk of forfeiture or reduced payout if the Company fails to meet either of the targets, as the settlement value of the PSUs and Performance Cash varies between 0% and 200% of the target award, depending on EBITDA and ROIC performance, as depicted in the table below. Further, the value of the Stock Options and the PSUs increases or decreases with the changes in the Company’s stock price. The Compensation Committee believes that the mix of 50% Stock Options, 35% RSUs and 15% Performance Cash provides an appropriate balance promoting retention and motivating and rewarding our executive officers and other key employees to deliver long-term financial success.

	2019-2021 PSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)
Below Threshold	Below $ 832.2	Below 85.0%	0.0%	Below 2.6%	Below 85.0%	0.0%
Threshold	$ 832.2	85.0%	50.0%	2.6%	85.0%	50.0%
Target	$ 979.0	100.0%	100.0%	3.0%	100.0%	100.0%
Maximum	$1,174.8	120.0%	200.0%	3.6%	120.0%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

Off-Cycle Grants. During fiscal year 2019, the Compensation Committee did not award any off-cycle grants to any executive officer, including our NEOs, except for Mr. Bowman’s grant of time-based RSUs in connection with his joining the Company as CFO in May 2019. The RSUs vest in three equal installments on the first, second and third anniversary of the grant.

2017 Long Term Incentive Award Payout. During fiscal 2017, the Compensation Committee awarded executive officers, including the NEOs, and other key management personnel a combination of service-based Stock Options with gradual vesting schedules, and RSUs and Performance Cash that would vest upon the attainment of pre-established cumulative performance targets during the 2017, 2018, and 2019 fiscal years.

	2017-2019 PSU and Performance Cash Grant
	3-Year Cumulative EBITDA			3-Year Cumulative ROIC
	Performance (in millions)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)	Performance(2)	Performance as a Percentage of Target	Payout as a Percentage of Target(1)
Below Threshold	Below $783.1	Below 85.0%	0.0%	Below 2.13%	Below 85.0%	0.0%
Threshold	$783.1	85.0%	50.0%	2.13%	85.0%	50.0%
Target	$921.3	100.0%	100.0%	2.50%	100.0%	100.0%
Maximum	$1,105.6	120.0%	200.0%	3.00%	120.0%	200.0%

(1)	Performance and payouts are subject to straight-line interpolation between points.

(2)	Monthly ROIC for new stores opening during the three-year performance period.

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At the close of the performance period, the Compensation Committee determined the RSU and Performance Cash payouts for the executive officers, including the NEOs, following the annual audit and reporting of financial results for fiscal 2019 and reported the amounts to the Board of Directors. The Compensation Committee authorized payouts to the executive officers, including the NEOs, in amounts that were commensurate with the results achieved during the performance period. In reviewing fiscal 2019 results, the Compensation Committee recognized that we achieved results between target and maximum cumulative EBITDA and exceeded maximum cumulative ROIC, which resulted in a combined payout at 113.1% of target level performance for all participating employees, including the NEOs. The tables below outline the performance results and payouts that will be made to each NEO.

Component	Target	Actual	% of Target	Payout %
Cumulative EBITDA(1)	$921.3	836.2	90.8%	69.2%
3-Year Cumulative ROIC	2.5%	3.8%	152.0%	200.0%

(1)	Dollar amounts are represented in millions and include allowable pre-established adjustments for non-recurring items.

Name	Target RSUs (#)	Actual RSUs (#)	Target Performance Cash ($)	Actual Performance Cash ($)
Brian A. Jenkins	3,613	4,076	$92,400	$104,227
Joe DeProspero	462	522	$11,835	$13,350
Sean Gleason	1,354	1,527	$34,650	$39,085
Margo L. Manning	3,660	4,129	$93,600	$105,581
John B. Mulleady	2,292	2,586	$58,616	$66,120

Other Benefits

Retirement Benefits. Our employees, including our NEOs, are eligible to participate in the 401(k) retirement plan on the same basis as other employees. However, tax regulations impose a limit on the amount of compensation that may be deferred for purposes of retirement savings. As a result, we established the Select Executive Retirement Plan (the “SERP”). See “2019 Nonqualified Deferred Compensation” for a discussion of the SERP.

Perquisites and Other Benefits. We offer our NEOs a modest perquisite allowance and an annual executive physical. We believe these perquisites, which comprise less than 5% of each NEO’s total compensation, are reasonable and round out a competitive compensation program that enhances our ability to attract and retain executive talent. See “2019 Summary Compensation Table.”

Severance Benefits. We have entered into employment agreements with each of our NEOs. These agreements provide our NEOs with certain severance benefits in the event of involuntary termination or adverse job changes and are key to attracting and retaining key executives. See “Employment Agreements.”

Deductibility of Executive Compensation

We consider objectives such as attracting, retaining and motivating leaders when we design our executive compensation programs. We also consider the tax-deductibility of compensation, but it is not our sole consideration. U.S. tax reform which became effective in 2017 expanded the types of compensation included in determining tax deduction limits, consequently, we expect that tax deductibility will have less of an impact on our program design for our named executive officers in the future. For federal income taxes, compensation is an expense that is fully tax-deductible for almost all our U.S. employees.

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CEO Pay Ratio

The Compensation Committee reviewed a comparison of our Chief Executive Officer’s annual total compensation in fiscal 2019 to that of all other Company employees for the same period. Our calculations included employees who were active as of November 11, 2019. As Canadian employees account for less than 5% of our total employee population, we excluded Canadian employees from the median calculation. Our total employee population was 16,070 and our total employee population without our Canadian employees was 15,724. The median employee was identified using all earnings for fiscal 2019, as reported in our payroll system. Compensation was annualized for all employees including Mr. Jenkins, other than seasonal or temporary employees, based on the number of days employed during fiscal 2019. Payments which were not expected to be repeated throughout the year were not annualized. Mr. Jenkins had fiscal 2019 annual total compensation of $3,044,168 as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2019 was $20,444 (based on the same methodology used for the Summary Compensation Table). Mr. Jenkins’s annual total compensation was approximately 148.9 times that of our median employee.

Stock Ownership Guidelines for Officers

Our ownership guidelines were established to further align the interests of our Chief Executive Officer, NEOs and executive officers with shareholders and encourage each executive officer to maintain a long-term equity stake in the Company. The guidelines provide that each executive officer must hold a multiple of his or her annual base salary in the Company’s stock and include the following holding requirement:

Position	Ownership Requirement (multiple of base salary)
Chief Executive Officer	7 times
Chief Financial Officer and Chief Operating Officer	3 times
Other Senior Vice Presidents	2 times

Equity counted toward the ownership requirement includes stock ownership, vested and unexercised stock options, time-based restricted stock, or other similar plan holdings, and stock beneficially owned in a trust. Any executives hired or promoted into an executive officer role would have five years from the date of hire or promotion to achieve the requirement. As of the end of fiscal 2019, two of our executive officers have been in their current role for more than five years and met the minimum ownership requirement. Each of the remaining executive officers, including our NEOs, have been hired or promoted to their current role in the last five years and have between 1-5 years to achieve the minimum requirement for their role.

Clawback Policy

The Company has adopted a clawback policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board of Directors, upon recommendation of the Compensation Committee, determines that, as a result of a restatement of our financial statements because of material noncompliance with any financial reporting requirement under the securities laws, an executive officer has received more compensation than would have been paid absent the incorrect financial statements, within the three-year period immediately preceding the date on which the Company is required to prepare the restatement, the Board of Directors, in its discretion, shall take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. In certain cases, such action may include, to the extent permitted by applicable law: (i) requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive officer; (ii) causing the partial or full cancellation of RSUs, Performance Cash, and Stock Options; (iii) adjusting the future compensation of such executive officer; and (iv) dismissing or taking legal action against the executive officer, in each case as the Board, upon recommendation of the Compensation Committee, determines to be in the Company’s best interests and that of our shareholders. These remedies would be in addition to, and not in lieu of, any penalties imposed by law enforcement agencies, regulators or other authorities. Any incentive-based awards or payments or other compensation paid to current and former executive officers under employment agreements or any other agreement or arrangement with the Company which is subject to recovery under any law, government regulation, or stock exchange listing requirement (including compliance with the Dodd-Frank Act), will be subject to the deductions and clawback as may be required by law, government regulation or stock exchange listing requirement.

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Risk Assessment Disclosure

Our Compensation Committee assessed the risk associated with our compensation practices and policies for employees, including a consideration of the balance between risk-taking incentives and risk-mitigating factors in our practices and policies. The assessment determined that any risks arising from our compensation practices and policies are not reasonably likely to have a material adverse effect on our business or financial condition.

COVID-19 Pandemic Action Plan

The global COVID-19 pandemic has had wide-spread impact on the economy and has been particularly devastating on the restaurant and entertainment industry, with sweeping nationwide-closures of non-essential businesses as mandated by local and federal governments. To protect the health and safety of guests and employees, and in full cooperation with local authorities and health official recommendations, Dave & Buster’s temporarily suspended all store operations as of March 20, 2020.

In April 2020, Dave & Buster’s announced strategic actions to increase liquidity, reduce operating expenses, and preserve cash as it navigates through unprecedented Company and industry disruption and seeks to position its operations for accelerated recovery. These actions included decisive and deliberate changes to pay levels and pay structure for our executives in the face of great market uncertainty and industry instability. Compensation actions included:

•

2019 Bonus. Certain milestones for the fiscal 2019 Executive Incentive Plan were achieved, but in light of the extraordinary impact of the COVID-19 pandemic on Dave & Buster’s near-term liquidity, management recommended, and the Compensation Committee approved, delayed payment of the awards and payment of the awards for all named executive officers in stock rather than cash.

•

2020 Base Salary. Management recommended, and the Compensation Committee approved, temporary corporate-wide base salary reductions beginning in April. This included 50% salary reductions for our Chief Executive Officer, Brian Jenkins, as well as all Senior Vice Presidents reporting to the CEO. The Company also indefinitely delayed merit-based increases in base salaries for fiscal 2020.

•	Suspension of Cash Payments to Board of Directors. The Compensation Committee suspended payment of all cash components of director compensation for the last three quarters of fiscal year 2020.

•

2020 Short and Long-Term Bonus Program. The Compensation Committee suspended the fiscal 2020 annual and long-term bonus plan in efforts to preserve liquidity and replaced the plans with a stock-based award to support the Business Recovery and Transformation Plan described below.

•

2020 Business Recovery and Transformation Plan. This plan was designed to address the immediate cash liquidity needs to stabilize the business, prepare for recovery given the extraordinary impact of the COVID-19 pandemic on Dave and Buster’s finances and business operations, and incentivize retention of key team members. The objective is to align management and investor interests and maintain business continuity through the crisis and for the long term. The 2020 Business Recovery and Transformation Plan replaces both the 2020 short-term bonus opportunity, typically paid in cash for the achievement of annual performance goals, as well as the 2020 long-term incentive grant opportunity, historically consisting of performance shares/cash and stock options. The Plan is made up of two equally weighted equity-based awards, performance-based Market Stock Units (MSU) and Restricted Stock Units (RSUs). MSUs are performance stock units, earned based on absolute stock price performance. The actual number of MSUs delivered is directly correlated to the absolute change in the Company’s stock price growth as measured on the first anniversary of grant. Given the uncertainty of the current environment, the Committee did not believe it feasible to establish long-term performance goals as was the historic practice for the Company. Instead, measuring the change in stock price was determined to be the most appropriate way to hold management accountable for the success of Business Recovery and Transformation Plan. Any earned RSUs and MSUs are subject to 3-year pro rata vesting. This is a plan for 2020 only; management and the Board intend to return to the Company’s performance-based short- and long-term incentive programs as soon as possible following the pandemic and the reopening of the Company’s stores.

•

Proposed Amendment to the 2014 Omnibus Incentive Plan. Dave & Buster’s is also seeking shareholder approval to amend the 2014 Omnibus Incentive Plan and requests an additional 3 million shares for issuance under the plan. The approval of this proposal will allow Dave and Buster’s to continue to grant long-term equity to employees critical to the success of our business recovery and transformation. As a result of the limited number of shares remaining available for future grant under the existing plan, we project that the current share reserve

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will not be sufficient to cover any equity grants needed beyond fiscal 2020. In fact, the RSUs and MSUs granted under the 2020 Business Recovery and Transformation Plan are made in units that are intended to be settled in stock but may be settled in cash if this amendment is not approved by stockholders. Additional details are found in the shareholder proposal beginning on page 13.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) with the management of the Company. Based on that review and discussion, on April 24, 2020 the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Michael J. Griffith, Chair
Victor Crawford
Patricia H. Mueller
Jennifer Storms

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2019 Summary Compensation Table

The following table sets forth information concerning all compensation that we paid or accrued during fiscal 2019, 2018, and 2017 to or for each of our NEOs.

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Stock Awards ($)(5)	Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)	All Other Compensation ($)(8)	Total ($)
Brian A. Jenkins (CEO)	2019	772,500	0	721,866	1,031,242	475,578	42,982	3,044,168
	2018	610,281		2,224,979	499,999	720,667	42,234	4,098,160
	2017	463,846	4,616	465,571	807,981	411,148	28,596	2,181,758
Scott Bowman (CFO(1))	2019	341,250	50,000	259,212	227,486	129,973	55,038	1,062,959
Joe DeProspero (Interim CFO and SVP of Supply Chain and Business Development(1))	2019	240,750	0	43,721	62,492	84,764	28,633	460,360
	2018	211,116	85,000	28,863	41,242	165,603	24,222	556,046
	2017	207,773	3,688	27,568	39,434	92,563	28,600	399,626
Sean Gleason (SVP and Chief Marketing Officer(2))	2019	417,885	0	143,464	204,989	143,680	32,674	942,692
	2018	364,154		120,743	172,493	268,673	35,799	961,862
	2017	347,885	4,616	139,111	232,151	194,251	38,221	956,235
Margo L. Manning (SVP and COO)	2019	458,750	0	246,359	351,986	282,687	33,276	1,373,058
	2018	433,750		262,478	374,999	320,767	32,896	1,424,890
	2017	416,731	4,616	543,355	311,982	275,801	40,210	1,592,694
John B. Mulleady (SVP of Real Estate and Development)	2019	412,000	0	173,025	247,199	316,657	26,400	1,175,281
	2018	409,001		139,986	199,987	355,910	26,382	1,131,266
	2017	405,386	4,616	336,718	195,372	390,743	28,097	1,360,932

(1)

Mr. Bowman joined the Company as CFO in May 2019 succeeding Mr. DeProspero who served as Interim CFO from August 2018 until Mr. Bowman’s appointment. Mr. DeProspero then became the Company’s SVP of Supply Chain and Business Development.

(2)

Mr. Gleason departed the Company on April 30, 2020. Mr. Gleason received an additional payment of $7,885 in salary in fiscal 2019. In connection with his separation from the Company in April 2020, Mr. Gleason received a one-time RSU grant valued at $150,000, as consideration for his bonus earned for fiscal 2019 and a prorated portion of his target bonus for fiscal 2020. The portion of the award associated with Mr. Gleason’s fiscal 2019 bonus is reflected in the “Non-Equity Incentive Compensation” column.

(3)	The following salary deferrals were made under the SERP in fiscal 2019: Mr. Jenkins, $77,135; Mr. Bowman, $2,100; Mr. DeProspero, $14,360; Ms. Manning, $93,346; and Mr. Gleason, $44,942.

(4)

Amounts in this column reflect the taxable value of a gift awarded to each executive officer by Mr. King in fiscal 2017. The amount listed for Mr. DeProspero in fiscal 2018 bonuses are for his service as interim CFO in lieu of a base salary increase.

(5)

Amounts in this column includes the aggregate grant date fair value of performance RSUs, at target, calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of RSUs in fiscal 2019 appears in Note 8: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K. The grant date fair value for performance RSUs is reported based upon the probable outcome of the performance conditions on the grant date in accordance with SEC rules. The value of the RSUs granted in fiscal 2019, assuming achievement of the maximum performance level of 200% and based on the Company’s stock price on the date the grant was approved, would have been: Mr. Jenkins, $1,443,732; Mr. Bowman, $318,490; Mr. DeProspero, $87,443; Ms. Manning, $492,717; Mr. Mulleady, $346,049; and Mr. Gleason, $286,927.

(6)

Amounts in this column reflect the aggregate grant date fair value of options calculated in accordance with ASC 718. The discussion of the assumptions used for purposes of valuation of options granted in fiscal 2019 appears in Note 8: Stockholders’ Equity, Share-Based Compensation, to our consolidated financial statements included in our Annual Report on Form 10-K.

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(7)

Amounts in this column for 2019 reflect annual incentive earned for fiscal 2019 under the Executive Incentive Plan and the cash portion of the Long Term Incentive Plan by each NEO in 2017. As described in the Compensation Discussion & Analysis, annual incentive payments for fiscal 2019 were delayed and were settled in stock rather than cash. Amounts in this column for 2018 reflect annual incentive earned for fiscal 2018 under the Executive Incentive Plan and the cash portion of the Long Term Incentive Plan awarded to each NEO in 2016. Amounts in this column for 2017 reflect annual incentive earned for fiscal 2017 under the Executive Incentive Plan and the cash portion of the Long Term Incentive Plan awarded to each NEO in 2015.

(8)	The following table sets forth the components of “All Other Compensation” for fiscal 2019:

Name	Perquisite Allowance ($)	Company Contributions To Retirement & 401(k) Plans(a) ($)	Executive Physical ($)	Non-Qualified Moving Expenses	Total ($)
Brian A. Jenkins	30,000	12,982	0	0	42,982
Scott Bowman	18,750	831	0	35,457	55,038
Joe DeProspero	23,846	4,787	0	0	28,633
Sean Gleason	25,000	7,674	0	0	32,674
Margo L. Manning	25,000	8,276	0	0	33,276
John B. Mulleady	25,000	1,400	0	0	26,400

(a)

Amounts include Company contributions to the 401(k) and SERP that were based on the Company’s performance during fiscal 2019 and the Company’s fixed contributions to the 401(k) plan and SERP that were made during fiscal 2019.

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Grants of Plan-Based Awards in Fiscal 2019

The following table shows the grants of plan-based awards to the named executive officers in fiscal 2019.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: # of Shares of Stock or Units	All Other Option Awards: # of Securities Underlying Options	Exercise or Base Price of Option Award ($/ Share)	Grant Date Fair Value of Stock and Option Awards ($)
Name		Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brian A. Jenkins	Cash Incentive(1)	N/A	341,640	780,000	1,560,000
	Performance Cash(2)	4/11/2019	154,688	309,375	618,750
	RSUs(3)	4/11/2019				6,984	13,968	27,936				721,866
	Stock Options	4/11/2019								61,420	51.68	1,031,242
Scott Bowman	Cash Incentive(1)	N/A	119,438	273,000	546,000
	Performance Cash(2)	5/6/19	34,125	68,250	136,500
	RSUs(3)	5/6/19				1,362	2,724	5,448				159,245
	Stock Options	5/6/19								11,708	58.46	227,486
	RSUs	5/6/19					1,710				58.46	99,967
Joe DeProspero	Cash Incentive(1)	N/A	65,750	150,000	300,000
	Performance Cash(2)	4/11/2019	9,375	18,750	37,500
	RSUs(3)	4/11/2019				423	846	1,692				43,721
	Stock Options	4/11/2019								3,722	51.68	62,492
Sean Gleason	Cash Incentive(1)	N/A	92,250	246,000	492,000
	Performance Cash(2)	4/11/2019	30,750	61,500	123,000
	RSUs(3)	4/11/2019				1,388	2,776	5,552				143,464
	Stock Options	4/11/2019								12,209	51.68	204,989
Margo L. Manning	Cash Incentive(1)	N/A	162,750	372,000	744,000
	Performance Cash(2)	4/11/2019	52,800	105,600	211,200
	RSUs(3)	4/11/2019				2,384	4,767	9,534				246,359
	Stock Options	4/11/2019								20,964	51.68	351,986
John B. Mulleady	Cash Incentive(1)	N/A	77,456	247,200	494,400
	Performance Cash(2)	4/11/2019	37,080	74,160	148,320
	RSUs(3)	4/11/2019				1,674	3,348	6,696				173,025
	Stock Options	4/11/2019								14,723	51.68	247,199

(1)

Reflect annual Executive Incentive Plan award opportunity described under “Annual Incentive Awards” above and actual payouts are recorded under “Non-Equity Incentive Plan Compensation” in the “2019 Summary Compensation Table.”

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(2)

The amounts shown in the “Threshold” column reflect the minimum payment level under the Company’s Performance Cash component of the LTIP. The minimum award level is 50% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout, but zero payout is possible if threshold performance measures are not met.

(3)

The shares shown in the “Threshold” column reflect the minimum payment level under the Company’s RSU component of the 2014 Stock Incentive Plan. The minimum award level is 50% of target (“Target”) and the maximum award is 200% of target (“Maximum”). Threshold is represented with the minimum possible payout, but zero payout is possible if threshold performance measures are not met.

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Outstanding Equity Awards at Fiscal Year-End 2019

	Option Awards						Stock Awards
NAME	EXERCISABLE		UNEXERCISABLE		OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT YET VESTED		INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED(19) ($)
Brian A. Jenkins	0		61,420	(1)	51.68	4/11/2029	13,968	(9)	616,827
	10,851	(2)	21,701	(3)	41.65	4/12/2028	33,590	(10)	1,483,334
	19,770	(2)	9,885	(4)	49.59	9/7/2027	16,806	(11)	742,153
	9,586	(2)	4,793	(5)	59.67	4/7/2027	5,041	(12)	222,611
	25,227	(2)	0		39.10	4/7/2026	7,226	(13)	319,100
	22,506	(2)	0		31.71	4/9/2025
	61,183	(2)	0		16.00	10/9/2024
	38,808	(6)	0		4.44	6/1/2020
Scott Bowman	0		11,708	(7)	58.46	5/6/2029	2,724	(9)	120,292
							1,710	(14)	75,514
Joe DeProspero	0		3,722	(1)	51.68	4/11/2029	846	(9)	37,359
	895	(2)	1,790	(3)	41.65	4/12/2028	1,386	(11)	61,206
	1,228	(2)	613	(5)	59.67	4/7/2027	924	(13)	40,804
	2,092	(2)	0		39.10	4/7/2026
	2,330	(2)	0		31.71	4/9/2025
	11,249	(8)	0		9.34	9/27/2023
	4,244	(8)	0		6.27	12/5/2022
Sean Gleason	0		12,209	(1)	51.68	4/11/2029	2,776	(9)	122,588
	3,744	(2)	7,486	(3)	41.65	4/12/2028	5,798	(11)	256,040
	4,613	(2)	2,306	(4)	49.59	9/7/2027	1,176	(15)	51,932
	3,595	(2)	1,797	(5)	59.67	4/7/2027	2,708	(13)	119,585
	16,041	(2)	0		39.10	4/7/2026	10,504	(16)	463,857
	8,305	(2)	0		31.71	4/9/2025
	17,633	(2)	0		16.00	10/9/2024
Margo L. Manning	0		20,964	(1)	51.68	4/11/2029	4,767	(9)	210,511
	8,138	(2)	16,276	(3)	41.65	4/12/2028	12,604	(11)	556,593
	9,710	(2)	4,855	(5)	59.67	4/7/2027	5,446	(17)	240,495
	14,275	(2)	0		39.10	4/7/2026	7,320	(13)	323,251
	7,234	(2)	0		31.71	4/9/2025
	17,396	(2)	0		16.00	10/9/2024
	5,683	(6)	0		5.07	3/8/2022
John B. Mulleady	0		14,723	(1)	51.68	4/11/2029	3,348	(9)	147,848
	4,340	(2)	8,680	(3)	41.65	4/12/2028	6,722	(11)	296,844
	6,081	(2)	3,040	(5)	59.67	4/7/2027	3,351	(18)	147,980
	14,230	(2)	0		39.10	4/7/2026	4,584	(13)	202,429
	14,282	(2)	0		31.71	4/9/2025
	38,225	(2)	0		16.00	10/9/2024
	20,953	(8)	0		9.34	9/27/2023

(1)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. One-third of these options will vest on each of April 11, 2020, April 11, 2021 and April 11, 2022.

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(2)	These options represent vested service-based options granted under the 2014 Stock Incentive Plan.

(3)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. Half of these options will vest on each of April 12, 2020 and April 12, 2021.

(4)

These options represent unvested service-based options granted under the 2014 Stock Incentive Plan to Mr. Jenkins and Mr. Gleason in recognition of their respective strong performance and contribution to the Company’s success. These options will vest on September 7, 2020.

(5)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. These options will vest on April 7, 2020.

(6)	These options represent vested performance-based options granted under the 2010 Stock Incentive Plan.

(7)	These options represent unvested service-based options granted under the 2014 Stock Incentive Plan. One-third of these options will vest on each of May 6, 2020, May 6, 2021 and May 6, 2022.

(8)	These options represent vested service-based options granted under the 2010 Stock Incentive Plan.

(9)	These grants reflect target RSU awards under the Fiscal 2019-2021 LTIP.

(10)	This grant reflects an award to Mr. Jenkins in connection with his succession to CEO of the Company. These RSUs vest in equal installments on June 11, 2021 and June 11, 2022.

(11)	These grants reflect maximum RSU awards under the Fiscal 2018-Fiscal 2020 LTIP.

(12)

This grant reflects an award of RSUs to Mr. Jenkins in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on September 7, 2021 and September 7, 2022.

(13)	These grants reflect maximum RSU awards under the Fiscal 2017-Fiscal 2019 LTIP.

(14)	This grant reflects an award of RSUs to Mr. Bowman in connection with his joining the Company. One-third of these RSUs vest in on each of May 6, 2020, May 6, 2021 and May 6, 2022.

(15)

This grant reflects an award of RSUs to Mr. Gleason in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on September 7, 2021 and September 7, 2022.

(16)

This grant reflects an award of RSUs to Mr. Gleason in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on July 18, 2020 and July 18, 2021.

(17)

This grant reflects an award of RSUs to Ms. Manning in recognition of her strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(18)

This grant reflects an award of RSUs to Mr. Mulleady in recognition of his strong performance and contribution to the Company’s success. These RSUs vest in equal installments on April 7, 2021 and April 7, 2022.

(19)

The market value is equal to the number of shares underlying the units based on achieving target or maximum performance goals, as applicable, multiplied by the closing market price of the Company’s common stock on January 31, 2020, the last trading day of the Company’s fiscal year. Actual payout and market value is dependent on achievement in any remaining term of the measurement period. Subsequent to the end of the 2019 fiscal year, attainment under the 2017 Long Term Incentive Plan was calculated. The actual number of shares awarded to each NEO under that plan are detailed in the table in the 2017 Long Term Incentive Award Payout discussion on p. 40.

Fiscal 2019 Option Exercises and Stock Vested

	OPTION AWARDS		STOCK VESTED
NAME	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Exercise(1)	Value Realized on Exercise ($)
Brian A. Jenkins	—	—	9,540	$496,175
Scott Bowman	—	—	—	—
Joe DeProspero	1,500	$52,659	791	$41,140
Sean Gleason	19,400	$816,491	6,067	$315,545
Margo L. Manning	18,000	$857,745	5,397	$280,698
John B. Mulleady	22,500	$765,222	5,381	$279,866

(1)	These shares do not reflect reductions for shares withheld for taxes at time of distribution.

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2019 Nonqualified Deferred Compensation

The SERP is a defined contribution plan designed to permit a select group of management or highly compensated employees to set aside base salary on a pre-tax basis. The SERP has a variety of investment options similar in type to our 401(k) plan. Each pay period, the Company matches 25% of the employee’s contributions, up to the first 6% of salary deferred. At the end of the year, if the Company’s EBITDA target is forecasted to be met, the Company may contribute an additional amount, equal to the employer match contributed each pay period. In 2019, the Compensation Committee determined that EBITDA was not forecasted to be met and, therefore, did not authorize the payment of the additional amount to be contributed to each eligible participant’s account. Employer contributions to a participant’s account vest in equal portions over the first five years a participant is eligible to participate in the SERP and become immediately vested upon termination of a participant’s employment on or after age 65 or by reason of the participant’s death or disability, and upon a change of control (as defined in the SERP). Pursuant to Section 409A of the Code, however, such distribution cannot be made to certain employees of a publicly traded corporation before the earlier of six months following the employee’s termination date or the death of the employee. Employer contributions are fully vested after five years of eligibility. Withdrawals from the SERP may be permitted in the event of an unforeseeable emergency.

The following table shows contributions to each NEO’s deferred compensation account in fiscal 2019 and the aggregate amount of such officer’s deferred compensation as of February 2, 2020.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Registrant Contributions in Last Fiscal Year(2)(3) ($)	Aggregate Earnings in Last Fiscal Year(3) ($)	Fees and Adjustments ($)	Aggregate Balance at Last Fiscal Year- End(4) ($)
Brian A. Jenkins	$77,135	$11,570	$60,417	$738	$596,062
Scott Bowman	$2,100	$525	$(63)	$0	$2,562
Joe DeProspero	$14,360	$3,590	$52,954	$(277)	$308,614
Sean Gleason	$44,942	$6,268	$50,148	$505	$393,512
Margo L. Manning	$93,346	$6,867	$137,261	$2,068	$1,064,647
John B. Mulleady	$0	$0	$0	$0	$0

(1)	Amounts are included in the “Salary” column of the “2019 Summary Compensation Table.”

(2)	Amounts shown are matching contributions pursuant to the deferred compensation plan. These amounts are included in the “All Other Compensation” column of the “2019 Summary Compensation Table.”

(3)	No amount reported in this column was reported as compensation to the officer in the “2019 Summary Compensation Table” in previous years.

(4)

The portion of these amounts derived from executive contributions made in previous years was included in the “Salary” column of the “Summary Compensation Table” in the years when the contributions were made. The portions of these amounts derived from matching contributions made in previous years were included in the “All Other Compensation” column of the “Summary Compensation Table” in the years when the executive contributions were made.

Employment Agreements

We have entered into employment agreements with our NEOs to reflect the then current compensation arrangements of each of the NEOs and to include additional restrictive covenants, including a one-year non-competition provision and a two-year non-solicitation and non-hire provision. The employment agreement for each NEO provides for an initial term of one year, subject to automatic one-year renewals unless terminated earlier by the NEO or us. Under the terms of the employment agreements, each NEO is entitled to a minimum base salary and may receive an annual salary increase commensurate with such officer’s performance during the year, as determined by our Board of Directors. Our NEOs are also entitled to participate in the Executive Incentive Plan, the 2014 Stock Incentive Plan and in any profit sharing, qualified and nonqualified retirement plans and any health, life, accident, disability insurance, sick leave, supplemental medical reimbursement insurance, or benefit plans or programs as we may choose to make available now or in the future. NEOs also receive an annual perquisite allowance. In addition, the employment agreements contain provisions providing for severance payments and continuation of benefits under certain circumstances including termination by us without Cause (as defined in the employment agreement), upon execution of a general release of claims in favor of us.

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Potential Payments Upon Termination or Change of Control

The following is a discussion of the rights of the NEOs under the 2010 Stock Incentive Plan, the 2014 Stock Incentive Plan and the employment agreements with the NEOs following a termination of employment or change of control.

Payments pursuant to 2010 Stock Incentive Plan

Pursuant to the 2010 Stock Incentive Plan, certain vested stock options shall terminate on the earliest of (a) the day on which the executive officer is no longer employed by us due to the termination of such employment for cause, (b) the thirty-first day following the date the executive officer is no longer employed by us due to the termination of such employment upon notice to us by the executive officer without good reason having been shown, (c) the 366th day following the date the executive officer is no longer employed by us by reason of death, disability, or due to the termination of such employment (i) by the executive officer for good reason having been shown or (ii) by us for reason other than for cause, or (d) the tenth anniversary of the date of grant. All options that are not vested and exercisable on the date of termination of employment shall immediately terminate and expire on such termination date. Following the adoption of the 2014 Stock Incentive Plan, no further grants of stock options, stock appreciation rights, restricted stock, other stock-based awards, or cash-based awards will be made pursuant to the 2010 Stock Incentive Plan.

Payments pursuant to 2014 Stock Incentive Plan

The following tables address grants under the 2014 Stock Incentive Plan.

Stock Options

Reason for Termination	Unvested	Vested
For cause	Immediate forfeiture	Immediate forfeiture
Death or disability	Immediate vesting	Exercisable for earlier of (i) 1 year after death or disability or (ii) the remainder of option term
Retirement(1)	Continued vesting per grant terms	Exercisable for remainder of option term
Change in control(2)	Continued vesting per grant terms	Exercisable for remainder of option term
Any other reason	Immediate forfeiture	Exercisable for earlier of (i) 90 days from date of termination or (ii) the remainder of the option term

(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)

Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company. If all Stock Options and the Plan are terminated as part of the change in control of the Company, the above is not applicable.

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RSUs and Performance Cash

Reason for Termination	Performance Based RSUs and Performance Cash	Time Based RSUs
For cause	Immediate forfeiture	Immediate forfeiture of unvested RSUs
Death or disability	Settlement based on actual performance for full performance period notwithstanding termination of service	Settlement prorated for term of service between grant date and death or disability(3)
Retirement(1)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Immediate forfeiture of unvested RSUs
Change in control(2)	Settlement based on actual performance for full performance period notwithstanding termination of service, prorated for term of service during performance period	Settlement prorated for term of service between grant date and termination of service(3)
Any other reason	Immediate forfeiture	Immediate forfeiture of unvested RSUs(3)

(1)	Retirement is defined as termination other than for cause after obtaining either the age of 60 plus 10 years of service or age 65.

(2)	Change in control is defined as termination without cause or for good reason within period from 90 days before to one year after a change of control in the Company.

(3)

Mr. Jenkins received a grant of time-based shares fiscal 2018. Under the terms of his award agreement, he is entitled to full settlement in the event of death or disability (notwithstanding termination of service), full settlement in the event of a change in control termination of service (notwithstanding termination of service), and a prorated settlement based on term of service between grant date and termination date of service in the event of a termination of service without cause or for good reason (notwithstanding termination of service).

If there is a change of control of the Company, then, unless prohibited by law, the Compensation Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding awards, including, without limitation, continuation or assumption of outstanding awards; substitution of new awards with substantially the same terms as outstanding awards; accelerated exercisability, vesting and/or lapse of restrictions for outstanding awards immediately prior to the occurrence of such event; upon written notice, provision that any outstanding awards must be exercised, to the extent then exercisable, during a specified period determined by the Compensation Committee (contingent upon the consummation of the change of control), following which unexercised awards shall terminate; and cancellation of all or any portion of outstanding awards for fair market value (which may be the intrinsic value of the award and may be zero); and cancellation of all or any portion of outstanding awards for fair value (as determined in the sole discretion of the Compensation Committee and which may be zero).

Under the 2014 Stock Incentive Plan, a change of control generally is triggered by the occurrence of any of the following: (i) an acquisition of 30% or more of the outstanding shares or the voting power of the outstanding securities generally entitled to vote in the election of directors; (ii) with certain exceptions, individuals on the Board of Directors on the date of effectiveness of the plan cease to constitute a majority of the Board of Directors; (iii) consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or disposition of all or substantially all of the Company’s assets, unless the Company’s shareholders continue to own more than 50% of the outstanding voting securities, no person beneficially owns 30% or more of the outstanding securities of the Company and at least a majority of the members of the Board of Directors after such event were members of the Board of Directors prior to the event; or (iv) a complete liquidation or dissolution of the Company.

Payments pursuant to Employment Agreements

Deferred Compensation. All contributions made by an executive officer to a deferred compensation account, and all vested portions of our contributions to such deferred compensation account, shall be disbursed to the executive officer upon termination of employment for any reason. Currently, only Messrs. Jenkins, Bowman, DeProspero, and Gleason and Ms. Manning have made contributions to a deferred compensation account.

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Resignation. If an executive officer resigns from employment with us, including for the purpose of retirement, such officer is not eligible for any further payments of salary, bonus, or benefits and such officer shall only be entitled to receive that compensation which has been earned by the officer through the date of termination. Notwithstanding the foregoing, the Company may, at its sole option, elect to provide payments and other severance benefits described below under “Involuntary Termination Not for Cause” and the officer shall execute a release of the Company.

Involuntary Termination Not for Cause. In the event of involuntary termination of employment other than for Cause (as defined in the employment agreements), an executive officer would be entitled to 12 months of severance pay at such officer’s then-current base salary (24 months of severance pay for Mr. Jenkins at his then current base salary plus his target bonus), the pro rata portion of the annual bonus, if any, earned by the officer for the then-current fiscal year (this amount is not applicable to Mr. Jenkins), 12 months continuation of such officer’s perquisite allowance, and monthly payments for a period of 12 months equal to the monthly premium required by such officers to maintain health insurance benefits provided by our group health insurance plan, in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985.

Termination for Cause. In the event of termination for Cause, the officer is not eligible for any further payments of salary, bonus, or benefits and shall be only entitled to receive that compensation which has been earned by the officer through the date of termination.

Termination for Good Reason. In the event the officer chooses to terminate his or her employment for reasons such as material breach of the employment agreement by us, relocation of the office where the officer performs his or her duties, assignment to the officer of any duties, authority, or responsibilities that are materially inconsistent with such officer’s position, authority, duties or responsibilities or other similar actions, such officer shall be entitled to the same benefits described above under “Involuntary Termination Not for Cause.”

Death or Disability. The benefits to which an officer (or such officer’s estate or representative) would be entitled in the event of death or disability are as described above under “Involuntary Termination Not for Cause.” However, the amount of salary paid to any such disabled officer shall be reduced by any income replacement benefits received from the disability insurance we provide.

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Information concerning the potential payments upon a termination of employment or change of control is set forth in tabular form below for each NEO. Information is provided as if the termination, death, disability or change of control (as defined in the 2014 Stock Incentive Plan) and certain other liquidity events had occurred as of February 2, 2020 (the last day of fiscal 2019).

Name	Benefit	Resignation ($)	Termination W/Out Cause($)	Termination With Cause($)	Termination for Good Reason($)	Death/ Disability ($)	Change in Control ($)
Brian A. Jenkins	Salary		1,560,000		1,560,000	1,560,000
	Bonus(1)		780,000		780,000	780,000
	Perquisite Allowance		30,000		30,000	30,000
	H & W Benefits		22,791		22,791	22,791
	Deferred Compensation	596,062	596,062	596,062	596,062	596,062	596,062
Scott Bowman	Salary		455,000		455,000	455,000
	Bonus(1)		273,000		273,000	273,000
	Perquisite Allowance		25,000		25,000	25,000
	H & W Benefits		15,670		15,670	15,670
	Deferred Compensation	2,562	2,562	2,562	2,562	2,562	2,562
Joe DeProspero	Salary		250,000		25,000	25,000
	Bonus(1)		150,000		150,000	150,000
	Perquisite Allowance		25,000		25,000	25,000
	H & W Benefits		19,228		19,228	19,228
	Deferred Compensation	308,614	308,614	308,614	308,614	308,614	308,614
Sean Gleason	Salary		410,000		410,000	410,000
	Bonus(1)		246,000		246,000	246,000
	Perquisite Allowance		25,000		25,000	25,000
	H & W Benefits		22,791		22,791	22,791
	Deferred Compensation	393,512	393,512	393,512	393,512	393,512	393,512
Margo L. Manning	Salary		465,000		465,000	465,000
	Bonus(1)		372,000		372,000	372,000
	Perquisite Allowance		25,000		25,000	25,000
	H & W Benefits		22,791		22,791	22,791
	Deferred Compensation	1,064,647	1,064,647	1,064,647	1,064,647	1,064,647	1,064,647
John B. Mulleady	Salary		412,000		412,000	412,000
	Bonus(1)		247,200		247,200	247,200
	Perquisite Allowance		25,000		25,000	25,000
	H & W Benefits		15,670		15,670	15,670
	Deferred Compensation	0	0	0	0	0	0

(1)	Accrued and unpaid non-equity incentive compensation payable assuming target performance in fiscal 2019 pursuant to our Executive Incentive Plan.

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Equity Compensation Plan Information

The following table sets forth information concerning the shares of common stock that may be issued upon exercise of options under the 2010 Stock Incentive Plan and the 2014 Stock Incentive Plan as of February 2, 2020:

EQUITY COMPENSATION PLANS APPROVED BY SECURITY HOLDERS	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		WEIGHTED- AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS
2010 Stock Incentive Plan	266,900		$6.72		0
2014 Stock Incentive Plan	1,540,310	(1)	$36.97	(2)	1,319,813

Total plans	1,807,210		$31.89	(2)	1,319,813

(1)

Includes 127,866 performance-based restricted stock units and assumes shares issued upon vesting of performance-based units vest at 100% of target number of units. Actual number of shares issued on vesting of performance units could be a minimum award level of 50% to a maximum award level of 200% of target, but zero payout is possible if threshold measures are not met. The award level is based on actual performance over the three-year vesting period compared to target performance.

(2)

The weighted average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.

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TRANSACTIONS WITH RELATED PERSONS

We have a Related Party Transaction Policy that provides for timely internal review of prospective transactions with related persons, as well as approval or ratification, and appropriate oversight and public disclosure, of such transactions. The Related Party Transaction Policy generally covers transactions with the Company, on the one hand, and a director or executive officer of the Company, a nominee for election as a director of the Company, any security holder of the Company that owns (owns of record or beneficially) five percent or more of any class of the Company’s voting securities and any immediate family member of any of the foregoing persons, on the other hand. The Related Party Transaction Policy is administered by our Audit Committee.

The Related Party Transaction Policy also supplements the provisions of our Code of Business Conduct and Ethics concerning potential conflict of interest situations, which, pursuant to its terms, provides that unless a written waiver is granted (as explained below), employees may not (a) perform services for or have a financial interest in a private company that is, or may become, a supplier, customer or competitor of us; (b) perform services for or own more than 1% of the equity of a publicly traded company that is, or may become, a supplier, customer or competitor of us or (c) perform outside work or otherwise engage in any outside activity or enterprise that may interfere in any way with job performance or create a conflict with our best interests. Employees are under a continuing obligation to disclose to their supervisors any situation that presents the possibility of a conflict or disparity of interest between the employee and us. An employee’s conflict of interest may only be waived if both the legal department and the employee’s supervisor waive the conflict in writing. An officer’s conflict of interest may only be approved pursuant to the Related Party Transaction Policy.

In fiscal 2019, the Company and its officers and directors did not engage in any reportable related party transactions nor were any waivers granted on conflicts of interest.

REPORT OF THE AUDIT COMMITTEE

We have reviewed and discussed with management and KPMG, the independent registered public accounting firm, our audited financial statements as of and for the fiscal year ended February 2, 2020. We have also discussed with KPMG the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (“PCAOB”).

We have received and reviewed the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, have considered the compatibility of non-audit services with the firm’s independence, and discussed with the auditors the firm’s independence.

Based on the reviews and discussions referred to above, we have recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Kevin M. Sheehan, Chair
Victor L. Crawford
Hamish A. Dodds
Jonathan S. Halkyard

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 and SEC rules require our directors, executive officers and persons who own more than 10% of any class of our common stock to file reports of their ownership and changes in ownership of our common stock with the Securities and Exchange Commission. During fiscal 2019, the Company believes that all reports were timely filed by its directors and executive officers, except for a Form 4/A filing on February 25, 2020, reporting the withholding of stock for tax purposes on April 11, 2019, on behalf of Margo Manning.

SHAREHOLDER PROPOSALS

Shareholder proposals, including director nominees, for inclusion in the Company’s Proxy Statement and a form of proxy relating to the Company’s 2021 annual meeting of shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on January 13, 2021, assuming the Company does not change the date of the 2020 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any matter so submitted must comply with the other provisions of the Company’s bylaws (current copies of the Company’s bylaws are available at no charge from the Secretary of the Company and may also be found in the Company’s public filings with the SEC) and be submitted in writing to the Secretary at the principal executive offices.

In addition, to properly bring any shareholders proposals, including director nominees, at the Company’s 2020 annual meeting of shareholders, shareholders must provide written notice of such proposal to the Secretary of the Company at the principal executive offices of the Company no later than the close of business on March 25, 2021, and not earlier than the close of business on February 23, 2021, assuming the Company does not change the date of the 2021 annual meeting of shareholders by more than 30 days before or 90 days after the anniversary of the Annual Meeting. Any written notice so submitted must comply as to form and substance with the other provisions of the Company’s bylaws and must be submitted in writing to the Secretary at the principal executive offices.

OTHER BUSINESS

The Board does not presently intend to bring any other business before the Annual Meeting, and, so far as is known to the Board, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting. As daily business may properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the meeting, please vote via the Internet, by phone, or by requesting, completing and mailing a paper proxy card, so that your shares may be represented at the meeting.

WHERE YOU CAN FIND MORE INFORMATION

We will provide, without charge, on the written request of any shareholder, a copy of our 2019 Annual Report on Form 10-K and Proxy Statement. Shareholders should direct such requests to the Company’s Corporate Secretary at 2481 Mañana Drive, Dallas, TX 75220. Our SEC filings are available to the public in the SEC’s website at www.sec.gov or at www.daveandbusters.com. Our 2019 Annual Report on Form 10-K and other information on our website and the SEC’s website are not incorporated by reference in this Proxy Statement.

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DAVE & BUSTER’S ENTERTAINMENT, INC.

PROXY STATEMENT

FAQ’S ABOUT THE MEETING AND VOTING

Why did you send this Proxy Statement to me?

Our Board of Directors is soliciting this proxy for use at the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) on June 23, 2020, at 8:30 a.m. Central Daylight Time. We posted this Proxy Statement and the accompanying proxy on or about May 13, 2020, to our website at www.daveandbusters.com, and mailed notice on or about May 13, 2020 to all shareholders entitled to vote at the Annual Meeting.

Why are you holding the Annual Meeting being held virtually?

Due to the impact of the COVID-19 pandemic on our social interactions, we have determined that it is prudent to continue social distancing practices and hold the Annual Meeting virtually. We are able to take advantage of the latest technology to conduct the Annual Meeting virtually while taking into the consideration the health and safety of our shareholders, board members, management and invited guests to the Annual Meeting. By conducting our Annual Meeting virtually, we also eliminate many of the costs associated with a physical meeting. In addition, we anticipate that a virtual meeting will provide greater accessibility for stockholders, encourage stockholder participation from a broader geographic scope and improve our ability to communicate more effectively with our stockholders during the meeting. We will evaluate the success of the Annual Meeting in considering whether to continue to conduct the meeting virtually in the future.

How do I participate and vote my shares in a virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted exclusively by webcast. You are entitled to participate in the Annual Meeting only if you were a shareholder of the Company as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting. No physical meeting will be held. You will be able to listen to the Annual Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/226537069. You also will be able to vote your shares online by joining the Annual Meeting online.

To register for and participate in the Annual Meeting, you will need to review the information and instructions included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials, including the control number. The password for the meeting is PLAY2020.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions below.

The online meeting will begin promptly at 8:30 a.m. Central Daylight Time. We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

How do I register to attend the Annual Meeting virtually on the Internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the notice or proxy card that you received. You will need your control number and the meeting password: PLAY2020 to access the meeting through www.meetingcenter.io/226537069.

If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet, and follow the instructions below.

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To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Dave & Buster’s Entertainment, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 9, 2020.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Dave & Buster’s Entertainment, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

Can a guest participate in the meeting?

Only holders of record of our common stock at the close of business on April 24, 2020, which is the record date, will be entitled to participate and vote at the Annual Meeting. Guests may listen to the online webcast of the Annual Meeting at www.meetingcenter.io/226537069 using the meeting password: PLAY2020. Guests will not be allowed to vote or submit questions.

Who is allowed to vote?

Only holders of record of our common stock at the close of business on April 24, 2020, which is the record date, will be entitled to vote at the Annual Meeting. At the close of business on April 24, 2020, we had 36,785,983 shares of common stock outstanding and entitled to vote.

How many votes do I have?

Holders of the Company’s common stock are entitled to one vote for each share held as of the record date, April 24, 2020.

What constitutes a quorum?

A quorum is required for our shareholders to conduct business at the Annual Meeting. The holders of a majority in voting power of all issued and outstanding stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and “broker non-votes” (described below) will be counted in determining whether there is a quorum.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to:

•	Elect nine (9) directors (Pages 5-10);

•	Vote on ratification of the selection of KPMG LLP as our independent registered public accounting firm for the 2020 Fiscal Year (Page 11);

•	Cast an advisory vote on executive compensation (Page 12); and

•	Vote to approve the Company’s Amended and Restated 2014 Omnibus Incentive Plan (Pages 13-19); and

•	Conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

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What vote is required to approve each proposal?

–	Proposal No. 1 – Election of Directors:

The affirmative vote of the holders of a majority of the votes cast at the Annual Meeting, participating online during the meeting or represented by proxy, is required to elect each of the nine nominees for director. Abstentions and broker non-votes will have no effect on Proposal No. 1.

–	Proposal No. 2 – Ratification of Appointment of Independent Registered Public Accounting Firm:

Ratification requires the affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 2. Brokers are permitted to exercise their discretion and vote without specific instruction on this matter. Accordingly, there are no broker non-votes.

–	Proposal No. 3 – Advisory Vote on Executive Compensation:

The approval, in an advisory, non-binding vote, requires the affirmative vote of the holders of a majority in voting power of stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy. Abstentions will count the same as votes against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

–	Proposal No. 4 – Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan:

The affirmative vote of the holders of a majority in voting power of the stock entitled to vote at the Annual Meeting, participating online during the meeting or represented by proxy, is required to approve the amendment. Abstentions will count the same as votes against Proposal No. 4. Broker non-votes will have no effect on Proposal No. 4.

How do I vote my shares if I am the registered holder?

If you are a registered holder, meaning that you hold our stock directly (not through a bank, broker or other nominee), you may vote online at the Annual Meeting or vote by completing, dating and signing the accompanying proxy and promptly returning it in the envelope enclosed with the paper copies of the proxy materials, or electronically through the Internet by following the instructions included on your proxy card. All signed, returned proxies that are not revoked will be voted in accordance with the instructions contained therein. Signed proxies that give no instructions as to how they should be voted on a particular proposal at the Annual Meeting will be counted as votes “for” such proposal; or in the case of the election of directors, as a vote “for” election to the Board of all nominees presented by the Board.

How do I vote my shares if they are held in “street name”?

If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of those shares; this is commonly referred to as holding shares in “street name”. You may be able to vote by telephone or electronically through the Internet in accordance with the voting instructions provided by that nominee. You must obtain a legal proxy from the nominee that holds your shares if you wish to vote online at the Annual Meeting. If you do not provide voting instructions to your broker in advance of the Annual Meeting, The NASDAQ Stock Market LLC (“NASDAQ”) rules grant your broker discretionary authority to vote on “routine” proposals. The ratification of the appointment of the independent public accounting firm in Proposal No. 2 is the only item on the agenda for the Annual Meeting that is considered routine. Where a proposal is not “routine,” a broker who has received no instructions from a client does not have discretion to vote such client’s uninstructed shares on that proposal, and the unvoted shares are referred to as “broker non-votes.”

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What happens if not enough votes are received in time?

In the event that sufficient votes in favor of the proposals are not received by the date of the Annual Meeting, the Chairman of the Annual Meeting may adjourn the Annual Meeting to permit further solicitations of proxies.

How do you know I voted over the telephone or internet?

The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly.

Does it cost to vote over the telephone or internet?

Shareholders voting via the telephone or Internet should understand that there may be costs associated with telephonic or electronic access, such as usage charges from telephone companies and Internet access providers, which must be borne by the shareholder.

Who pays for the solicitation of proxies and how are they solicited?

The expenses of soliciting proxies to be voted at the Annual Meeting will be paid by the Company. Following the original distribution of the proxies and other soliciting materials, the Company and/or its directors, officers or employees (for no additional compensation) may also solicit proxies in person, by telephone, or email. Following the original distribution of the proxies and other soliciting materials, we will request that banks, brokers and other nominees distribute the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. We will reimburse banks, brokers and other nominees for reasonable charges and expenses incurred in distributing soliciting materials to their clients.

May I revoke my proxy?

Any person submitting a proxy has the power to revoke it prior to the Annual Meeting or at the Annual Meeting prior to the vote. A proxy may be revoked by a writing delivered to the Company stating that the proxy is revoked, by (a) a subsequent proxy that is submitted via telephone or Internet no later than 1:00 a.m., Central Daylight Time, on June 23, 2020, (b) a subsequent proxy that is signed by the person who signed the earlier proxy and is delivered before or at the Annual Meeting, or (c) participating online during the Annual Meeting and voting. In order for beneficial owners to change any of their previously reported voting instructions, they must contact their bank, broker or other nominee directly.

You should be aware that simply attending the meeting will not automatically revoke your previously submitted proxy. If you desire to do so, you must notify an authorized Dave & Buster’s representative at the Annual Meeting of your desire to revoke your proxy and then you must vote online during the Annual Meeting.

What is householding?

We have adopted a procedure approved by the SEC called “householding” under which multiple shareholders who share the same address will receive only one copy of the Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, as applicable, unless we receive contrary instructions from one or more of the shareholders. If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, or if you have previously opted out and wish to participate in householding, you may do so by notifying us by mail at Dave & Buster’s Entertainment, Inc., 2481 Mañana Drive, Dallas, TX 75220; Attn: Investor Relations or by email at investorrelations@daveandbusters.com. You may also request additional copies of the proxy materials by notifying us in writing at the same address or email address. Shareholders with shares registered in the name of a brokerage firm or bank may contact their brokerage firm or bank to request information about householding.

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May I receive paper copies of the proxy materials?

Beginning on May 13, 2020, we mailed notice to all shareholders entitled to vote at the Annual Meeting a Notice Regarding the Availability of Proxy Materials with instructions on how to access our proxy materials over the Internet and how to vote. If you received a notice and would prefer to receive paper copies of the proxy materials you may notify us at the email address and mailing address provided above.

How will my proxy get voted?

If you vote over the phone or the internet or properly fill in and return a paper proxy card (if requested), the designated proxies (Brian A. Jenkins and Robert W. Edmund) will vote your shares as you have directed. If you submit a paper proxy card, but do not make specific choices, the designated proxies will vote your shares as recommended by the Board of Directors as follows:

FOR election of all nine nominees for director;

FOR ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2020;

FOR approval, in an advisory, non-binding vote, of the compensation of our named executive officers; and

FOR approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan.

How will voting on “any other business” be conducted?

Although we do not know of any business to be considered at the Annual Meeting other than the proposals described in this Proxy Statement, if any additional business is properly brought before the Annual Meeting, your signed or electronically transmitted proxy card gives authority to the designated proxies to vote on such matters in their discretion.

Who will count the votes?

We have hired a third party, Computershare, to be our inspector of elections, be responsible for determining whether a quorum is present, and tabulate votes casted by proxy or online during the Annual Meeting.

Where can I find the final voting results of the Annual Meeting?

We will announce general voting results at the Annual Meeting and publish final detailed voting results in a Form 8-K filed with the SEC within four business days following the Annual Meeting.

May shareholders ask questions at the Annual Meeting?

Yes, our representatives will answer your questions after the conclusion of the formal business of the Annual Meeting. In order to give a greater number of shareholders an opportunity to ask questions, we may impose certain procedural requirements, such as limiting repetitive or follow-up questions, limiting the amount of time for questions, or requiring questions to be submitted in writing.

How long may I rely upon the information in this Proxy Statement? May I rely upon other materials as well regarding the Annual Meeting?

You should rely upon the information contained in this Proxy Statement to vote on the proposals at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. This Proxy Statement is dated May 13, 2020. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than such date, unless otherwise indicated in this Proxy Statement, and the mailing of the Proxy Statement to you shall not create any implication to the contrary. We would encourage you to check our website or the SEC’s website for any required updates that we may make between the date of this Proxy Statement and the date of the Annual Meeting.

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APPENDIX A

Dave & Buster’s Entertainment, Inc.

Amended and Restated 2014 Omnibus Incentive Plan

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Dave & Buster’s Entertainment, Inc.

Amended and Restated 2014 Omnibus Incentive Plan

Article 1. Establishment & Purpose

1.1 Establishment. Dave & Buster’s Entertainment, Inc., a Delaware corporation (the “Company”) hereby establishes the Dave & Buster’s Entertainment, Inc. 2014 Omnibus Incentive Plan, as amended and restated (hereinafter referred to as the “Plan”) as set forth in this document.

1.2 Purpose of the Plan. The purpose of the Plan is to attract, retain and motivate officers, employees, non-employee directors and consultants providing services to the Company and its Subsidiaries and Affiliates and to promote the success of the Company’s business by providing participants with appropriate incentives.

Article 2. Definitions

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

2.1 “Affiliate” means any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, or any entity in which the Company has a substantial equity interest, direct or indirect; provided, however, to the extent that Awards must cover “service recipient stock” in order to comply with Section 409A of the Code, “Affiliate” shall be limited to those entities which could qualify as an “eligible issuer” under Section 409A of the Code.

2.2 “Annual Award Limit” shall have the meaning set forth in Section 5.2.

2.3 “Award” means any Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Cash-Based Award that is granted under the Plan.

2.4 “Award Agreement” means either (a) a written agreement entered into by the Company and a Participant setting forth the terms and conditions applicable to an Award, or (b) a written statement issued by the Company to a Participant describing the terms and conditions applicable to an Award, in either case which can be delivered in electronic form.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means any right granted under Section 9.2 of the Plan.

2.8 “Change of Control” unless otherwise specified in the Award Agreement, means the occurrence of any of the following events:

(a) Any Person becomes the Beneficial Owner of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the members of the Board (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Section 2.8, the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, including without limitation, a public offering of securities; (ii) any acquisition by the Company or any of its Subsidiaries or Affiliates; (iii) any acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries or Affiliates; or (iv) any acquisition by any Person pursuant to a transaction which complies with clauses (i), (ii), and (iii) of Section 2.8(c).

(b) Individuals who constitute the Board as of the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, that any individual becoming a member of the Board subsequent to the Effective Date whose election to the Board, or nomination for election by one or more of the Company’s shareholders, was approved by a vote of at least a majority of the members of the Board then comprising the

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Incumbent Board, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election or removal of any members of the Board or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(c) Consummation of a reorganization, merger, amalgamation, statutory share exchange, consolidation or like event to which the Company is a party or a sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such Business Combination are the Beneficial Owners, directly or indirectly, of more than fifty percent (50%) of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the Business Combination (including, without limitation, an entity which as a result of such transaction owns all or substantially all of the Company or all or substantially all of the Company’s assets either directly or through one or more Subsidiaries) (the “Successor Entity”) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Voting Securities; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity, or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were members of the Incumbent Board (including persons deemed to be members of the Incumbent Board by reason of the proviso of Section 2.8(b)) at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

To the extent necessary to comply with Section 409A of the Code with respect to the payment of deferred compensation, “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.10 “Committee” means the Compensation Committee of the Board, the Plan Subcommittee of the Compensation Committee of the Board or any other committee or subcommittee designated by the Board to administer the Plan. To the extent applicable, the Committee shall have at least two members, each of whom shall be (a) a Non-Employee Director, (b) an Outside Director (solely to the extent necessary under applicable regulations), and (c) an “independent director” within the meaning of the listing requirements of any exchange on which the Company is listed.

2.11 “Company” shall have the meaning set forth in Section 1.1.

2.12 “Consultant” means any person who provides bona fide services to the Company or any Subsidiary or Affiliate as a consultant or advisor, excluding any Employee or Director.

2.13 Intentionally Omitted.

2.14 “Director” means a member of the Board who is not an Employee.

2.15 “Effective Date” shall have the meaning set forth in Section 14.17.

2.16 “Employee” means an officer or other employee of the Company, a Subsidiary or Affiliate, including a member of the Board who is an employee of the Company, a Subsidiary or Affiliate and individuals who have accepted a written offer of employment with the Company, a Subsidiary or Affiliate.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

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2.18 “Fair Market Value” means, as of any date, the per Share value determined as follows, in accordance with applicable provisions of Section 409A of the Code:

(a) At the Committee’s discretion, any of (i) the average of the high and low trading price, (ii) the average of the high and low trading price for the preceding 30 days, (iii) the closing price, in each case, as reported on NASDAQ or any other recognized national exchange or any established over-the-counter trading system on which dealings take place, or, if no trades were made on any such day, the immediately preceding day on which trades were made or (iv) as otherwise reasonably determined by the Committee in good faith based on actual transactions in Shares; or

(b) In the absence of an established market for the Shares of the type described in (a) above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith.

2.19 “Incentive Stock Option” means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

2.20 “Non-Employee Director” means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission.

2.21 “Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.22 Intentionally Omitted.

2.23 “Other Stock-Based Award” means any right granted under Section 9.1 of the Plan.

2.24 “Option” means any stock option granted under Article 6 of the Plan.

2.25 “Option Price” means the purchase price per Share subject to an Option, as determined pursuant to Section 6.2 of the Plan.

2.26 “Outside Director” means a member of the Board who is an “outside director” within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

2.27 “Participant” means any eligible person as set forth in Section 4.1 to whom an Award is granted.

2.28 Intentionally Omitted.

2.29 “Performance Measures” means measures as described in Section 10.2 on which the performance goals are based for certain performance-based Awards.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.32 “Plan” shall have the meaning set forth in Section 1.1.

2.33 “Plan Year” means the applicable fiscal year of the Company.

2.34 “Restricted Stock” means any Award granted under Article 8 of the Plan.

2.35 “Restriction Period” means the period during which Restricted Stock awarded under Article 8 of the Plan is subject to forfeiture.

2.36 “Service” means service as an Employee, Director or Consultant.

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2.37 “Share” means a share of common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities resulting from the application of Article 12 hereof.

2.38 “Stock Appreciation Right” means any right granted under Article 7 of the Plan.

2.39 “Subsidiary” means any corporation, partnership, limited liability company or other legal entity of which the Company, directly or indirectly, owns stock or other equity interests possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or other equity interests (as determined in a manner consistent with Section 409A of the Code, if applicable).

2.40 “Ten Percent Shareholder” means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary or Affiliate.

Article 3. Administration

3.1 Authority of the Committee. The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and Award Agreements and full authority to select the Employees, Directors and Consultants to whom Awards will be granted, and to determine the type and amount of Awards to be granted to each such Employee, Director or Consultant, and the terms and conditions of Awards and Award Agreements. Without limiting the generality of the foregoing, the Committee may, in its sole discretion but subject to the limitations in Article 13, clarify, construe or resolve any ambiguity in any provision of the Plan or any Award Agreement, extend the term or period of exercisability of any Awards, or waive any terms or conditions applicable to any Award. Also subject to the limitations in Article 13, Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or any of its Subsidiaries or Affiliates or a company acquired by the Company or with which the Company combines. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments, and guidelines for administering the Plan as the Committee deems necessary or proper. Notwithstanding anything in this Section 3.1 to the contrary, the Board, or any other committee or sub-committee established by the Board, is hereby authorized (in addition to any necessary action by the Committee) to grant or approve Awards as necessary to satisfy the requirements of Section 16 of the Exchange Act and the rules and regulations thereunder and to act in lieu of the Committee with respect to Awards made to Non-Employee Directors under the Plan. All actions taken and all interpretations and determinations made by the Committee or by the Board (or any other committee or sub-committee thereof), as applicable, shall be final and binding upon the Participants, the Company, and all other interested individuals.

3.2 Delegation. The Committee may delegate to one or more of its members, one or more officers of the Company or any of its Subsidiaries or Affiliates, and one or more agents or advisors such administrative duties or powers as it may deem advisable; provided, that the Committee shall not delegate to officers of the Company or any of its Subsidiaries or Affiliates the power to make grants of Awards to officers of the Company or any of its Subsidiaries or Affiliates; provided, further, that no delegation shall be permitted under the Plan that is prohibited by applicable law.

Article 4. Eligibility and Participation

4.1 Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive Awards. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

4.2 Type of Awards. Awards under the Plan may be granted in any one or a combination of: (a) Options, (b) Stock Appreciation Rights, (c) Restricted Stock, (d) Other Stock-Based Awards, and (e) Cash-Based Awards. The Plan sets forth the types of performance goals and sets forth procedural requirements to permit the Company to design performance-based Awards, as described in Article 10 hereof. Awards granted under the Plan shall be evidenced by Award Agreements (which need not be identical) that provide additional terms and conditions associated with such Awards, as determined by the Committee in its sole discretion; provided, however, that in the event of any conflict between the provisions of the Plan and any such Award Agreement, the provisions of the Plan shall prevail.

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Article 5. Shares Subject to the Plan and Maximum Awards

5.1 General. Subject to adjustment as provided in Article 12 hereof, the maximum number of Shares available for issuance to Participants pursuant to Awards under the Plan shall be 6,100,000 Shares. The number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 6,100,000 Shares, subject to Article 12 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions. The Shares available for issuance under the Plan may consist, in whole or in part, of authorized and unissued Shares or treasury Shares. Any Shares delivered to or withheld by the Company as part or full payment for the purchase price of an Award, or to the extent the Committee determines that the availability of Incentive Stock Options will not be compromised, or to satisfy the Company’s withholding obligation with respect to an Award, shall again be available for Awards; provided, however, that such Shares shall continue to be counted as outstanding for purposes of determining whether an Annual Award Limit has been attained.

5.2 Annual Award Limits. The maximum number of Shares with respect to Awards denominated in Shares that may be granted to any Participant in any Plan Year shall be 500,000 Shares, subject to adjustments made in accordance with Article 12 hereof, and the maximum value of cash payable with respect to Awards denominated in cash or property that may be granted to any Participant in any Plan Year shall be $5,000,000, subject to adjustments made in accordance with Article 12 hereof (the “Annual Award Limit”). Each of the limitations in this section shall be multiplied by two (2) with respect to Awards granted to a Participant during the first calendar year in which the Participant commences employment with the Company and its Subsidiaries.

Notwithstanding any other provision of the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any single calendar year, plus the total cash compensation paid to such director for services rendered for such calendar year, shall not exceed $500,000; provided, however, that the limitation described in this Section shall be determined without regard to amounts paid to a non-employee director during any period in which such individual was an employee or consultant (other than grants of awards paid for service in their capacity as a non-employee director), and any severance and other payments such as consulting fees paid to a non-employee director for such director’s prior or current service to the Company or any Subsidiary other than serving as a director shall not be taken into account in applying the limit provided above. For the avoidance of doubt, any compensation that is deferred shall be counted toward this limit for the year in which it was first earned, and not when paid or settled if later.

5.3 Additional Shares. In the event that any outstanding Award expires, is forfeited, cancelled or otherwise terminated without the issuance of Shares or is otherwise settled for cash, the Shares subject to such Award, to the extent of any such forfeiture, cancellation, expiration, termination or settlement for cash, shall again be available for Awards. If the Committee authorizes the assumption under the Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, of awards granted under another plan, such assumption shall not (a) reduce the maximum number of Shares available for issuance under the Plan or (b) be subject to or counted against a Participant’s Annual Award Limit.

Article 6. Stock Options

6.1 Grant of Options. The Committee is hereby authorized to grant Options to Participants. Each Option shall permit a Participant to purchase from the Company a stated number of Shares at an Option Price established by the Committee, subject to the terms and conditions described in this Article 6 and to such additional terms and conditions, as established by the Committee, in its sole discretion, that are consistent with the provisions of the Plan. Options shall be designated as either Incentive Stock Options or Nonqualified Stock Options; provided, that Options granted to Directors and Consultants shall be Nonqualified Stock Options. None of the Committee, the Company, any of its Subsidiaries or Affiliates, or any of their employees and representatives shall be liable to any Participant or to any other Person if it is determined that an Option intended to be an Incentive Stock Option does not qualify as an Incentive Stock Option. Each Option shall be evidenced by an Award Agreement which shall state the number of Shares covered by such Option. Such Award Agreement shall conform to the requirements of the Plan, and may contain such other provisions, as the Committee shall deem advisable.

6.2 Terms of Option Grant. The Option Price shall be determined by the Committee at the time of grant but shall not be less than one-hundred percent (100%) of the Fair Market Value of a Share on the date of grant. In the case of

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any Incentive Stock Option granted to a Ten Percent Shareholder, the Option Price shall not be less than one-hundred-ten percent (110%) of the Fair Market Value of a Share on the date of grant.

6.3 Option Term. The term of each Option shall be determined by the Committee at the time of grant and shall be stated in the Award Agreement, but in no event shall such term be greater than ten (10) years (or, in the case on an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years).

6.4 Time of Exercise. Options granted under this Article 6 shall be exercisable based on the terms and conditions as the Committee shall in each instance approve, which terms and conditions need not be the same for each grant or for each Participant.

6.5 Method of Exercise. Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of this Article 6, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to clauses (a), (b), (c) or (d) of the following sentence and pursuant to Section 14.3 hereof. The aggregate Option Price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (a) in cash or its equivalent (e.g., by cashier’s check), (b) to the extent permitted by the Committee, in Shares (whether or not previously owned by the Participant) having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee, (c) partly in cash and, to the extent permitted by the Committee, partly in such Shares (as described in (b) above) or (d) if there is a public market for the Shares at such time, subject to such requirements as may be imposed by the Committee, through the delivery of irrevocable instructions to a broker to sell Shares obtained upon the exercise of the Option and to deliver promptly to the Company an amount out of the proceeds of such sale equal to the aggregate Option Price for the Shares being purchased. The Committee may prescribe any other method of payment that it determines to be consistent with applicable law and the purpose of the Plan.

6.6 Limitations on Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) at the date of grant. If the aggregate Fair Market Value (generally determined as of the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all plans of the Company and of any “parent corporation” or “subsidiary corporation” exceeds one hundred thousand dollars ($100,000), the portion of such Incentive Stock Options exercisable for such excess value shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options will be taken into account generally in the order in which they are granted. Each provision of the Plan and each Award Agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Award Agreement thereof that cannot be so construed shall be disregarded; provided, however, to the extent any Option (or portion thereof) granted as an Incentive Stock Option fails to qualify as an Incentive Stock Option, such Option (or portion thereof) shall be treated as a Nonqualified Stock Option.

6.7 Performance Goals. The Committee may condition the grant of Options or the vesting of Options upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Option to such Participant or the Option shall not vest, as applicable.

Article 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants, including a grant of Stock Appreciation Rights in tandem with any Option at the same time such Option is granted (a “Tandem SAR”). Stock Appreciation Rights shall be evidenced by Award Agreements that shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable. Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive, upon exercise thereof, the excess of (a) the Fair

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Market Value of a specified number of Shares on the date of exercise over (b) the grant price of the right as specified by the Committee on the date of the grant. Such payment may be in the form of cash, Shares, other property or any combination thereof, as the Committee shall determine in its sole discretion.

7.2 Terms of Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price (which shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant), term, methods of exercise, methods of settlement, and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such other conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate. No Stock Appreciation Right shall have a term of more than ten (10) years from the date of grant.

7.3 Tandem Stock Appreciation Rights and Options. A Tandem SAR shall be exercisable only to the extent that the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of a Tandem SAR, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and, when a Share is purchased under the related Option, the Participant shall be required to forfeit an equivalent portion of the Stock Appreciation Right).

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. An Award of Restricted Stock is a grant by the Committee of a specified number of Shares to the Participant, which Shares are subject to forfeiture upon the occurrence of specified events. Restricted Stock shall be evidenced by an Award Agreement, which shall conform to the requirements of the Plan and may contain such other provisions, as the Committee shall deem advisable.

8.2 Terms of Restricted Stock Awards. Each Award Agreement evidencing a Restricted Stock grant shall specify the period(s) of restriction, the number of Shares of Restricted Stock subject to the Award, the performance, employment or other conditions (including the termination of a Participant’s Service whether due to death, disability or other reason) under which the Restricted Stock may be forfeited to the Company and such other provisions as the Committee shall determine. Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period). At the end of the Restriction Period, assuming satisfaction of the applicable performance, employment or other conditions, the restrictions imposed hereunder and under the Award Agreement shall lapse with respect to the number of Shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

8.3 Voting and Dividend Rights. Unless otherwise provided in an Award Agreement, Participants shall have none of the rights of a stockholder of the Company with respect to Restricted Stock until the end of the Restricted Period; provided, that the Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution); provided, however, that Participants shall have no right to receive dividends on a current basis with respect to the Restricted Stock during the Restriction Period (although such dividends may be accrued and later paid to the extent the underlying Award vests).

8.4 Performance Goals. The Committee may condition the grant of Restricted Stock or the expiration of the Restriction Period upon the Participant’s achievement of one or more performance goal(s) (including the Participant’s provision of Services for a designated time period), as specified in the Award Agreement. If the Participant fails to achieve the specified performance goal(s), the Committee shall not grant the Restricted Stock to such Participant or the Participant shall forfeit the Award of Restricted Stock to the Company, as applicable.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

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Article 9. Other Stock-Based Awards; Cash-Based Awards

9.1 Other Stock-Based Awards. The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of Shares (the “Other Stock-Based Awards”), including without limitation, restricted stock units and other phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

9.2 Cash-Based Awards. The Committee, in its sole discretion, may grant Awards that have a value set by the Committee (the “Cash-Based Awards”). Such Cash-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive cash or one or more Shares upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Cash-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Cash-Based Awards will be made, whether such Cash-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

Article 10. Performance-Based Compensation

10.1 Grant of Performance-Based Compensation. The Committee is authorized to design any Award so that the amounts or Shares payable or distributed pursuant to such Award are contingent upon the achievement of performance goals.

10.2 Performance Measures. The vesting, crediting and/or payment of performance-based Awards may be based on the achievement of objective performance goals based on one or more of the following Performance Measures: (a) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization (“EBITDA”)); (b) net income before or after taxes; (c) operating income; (d) earnings per Share; (e) book value per Share; (f) return on shareholders’ equity; (g) expense management; (h) return on investment; (i) improvements in capital structure; (j) profitability of an identifiable business unit or product; (k) maintenance or improvement of profit margins; (l) stock price; (m) market share; (n) revenues or sales; (o) costs; (p) cash flow (including, but not limited to, operating cash flow and free cash flow); (q) working capital; (r) return on assets; (s) attainment of objectives relating to store remodels or repair and maintenance; (t) staff training; (u) corporate social responsibility policy implementation; (v) economic value added; (w) debt reduction; (x) completion of acquisitions or divestitures; (y) operating efficiency; (z) sales per square foot; (aa) revenue mix; (bb) capital expenditures versus budgeted expenditures (total, exclusive of IT/Games, or maintenance only); (cc) operating income; (dd) income from franchise units; (ee) unit-level EBITDA less G&A expenses; (ff) manager’s operating contribution; (gg) regional operating contribution; (hh) profitability of various revenue streams; (ii) cash flow per share (before and after dividends or before and after debt payments); (jj) total shareholder return (relative to industry/peer group and/or absolute); (kk) lease executions; (ll) franchise unit growth; (mm) employee turnover/retention (for entire population or a subset of employee population); (nn) employee satisfaction; (oo) guest satisfaction (overall and/or specific metrics); (pp) guest traffic; (qq) guest loyalty (including but not limited to participation and satisfaction); (rr) attainment of strategic and operational initiatives (MBOs); (ss) marketing/brand awareness scores; (tt) third-party operational/compliance audits; (uu) balanced scorecard; (vv) culinary product pipeline goals; (ww) guest experience; (xx) inventory turnover; (yy) brand positioning goals; (zz) comparable store sales (aaa) return on invested capital; (bbb) new store openings; (ccc) development pipeline goals; (ddd) attainment of objectives relating to acquisitions or divestitures; (eee) attainment of specified business expansion goals; (fff) expansion of specified programs or initiatives; and (ggg) any other metric as may be determined by the Committee.

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Any Performance Measure may be (i) used to measure the performance of the Company and/or any of its Subsidiaries or Affiliates as a whole, any business unit thereof or any combination thereof against any goal including past performance or (ii) compared to the performance of a group of comparable companies, or a published or special index, in each case that the Committee, in its sole discretion, deems appropriate. The Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, (including to prorate goals and payments for a partial Plan Year), and including but not limited to in the event of the following occurrences: (A) non-recurring events, including divestitures, spin-offs, or changes in accounting standards or policies; (B) mergers and acquisitions; and (C)  financing transactions, including selling accounts receivable.

10.3 Establishment of Performance Goals. No later than ninety (90) days after the commencement of a Performance Period (or such other period of time as may be determined as appropriate by the Committee), the Committee shall establish in writing: (a) the performance goals applicable to the Performance Period; (b) the Performance Measures to be used to measure the performance goals in terms of an objective formula or standard; (c) the formula for computing the amount of compensation payable to the Participant if such performance goals are obtained; and (d) the Participants or class of Participants to which such performance goals apply. The outcome of such performance goals must be substantially uncertain when the Committee establishes the goals.

10.4 Adjustment of Performance-Based Compensation. The Committee shall retain the discretion to adjust performance-based Awards upward or downward, either on a formula or discretionary basis or any combination, as the Committee determines.

10.5 Certification of Performance. Except for Awards that pay compensation attributable solely to an increase in the value of Shares, no Award designed as performance-based shall be vested, credited or paid, as applicable, with respect to any Participant until the Committee certifies in writing that the performance goals and any other material terms applicable to such Performance Period have been satisfied.

Article 11. Compliance with Section 409A of the Code and Section 457A of the Code

11.1 General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 409A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of grant of an Award.

11.2 Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or Award Agreement, any payment(s) of nonqualified deferred compensation (within the meaning of Section 409A) that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall, solely to the extent necessary to avoid the imposition of taxes thereunder, be delayed for the first six months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the payment date that immediately follows the end of such six-month period or as soon as administratively practicable within thirty (30) days thereafter, but in no event later than the end of the applicable taxable year.

11.3 Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the

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Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

11.4 Section 457A. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 457A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 457A”), such that there are no adverse tax consequences, interest, or penalties as a result of the Awards. Notwithstanding the Company’s intention, in the event any Award is subject to Section 457A, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 457A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 457A, including without limitation any such regulations, guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

Article 12. Adjustments

12.1 Adjustments in Authorized Shares. In the event of any corporate event or transaction involving the Company, a Subsidiary and/or an Affiliate (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, extraordinary stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, amalgamation, or other like change in capital structure (other than regular cash or stock dividends to shareholders of the Company), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in its sole discretion, the number and kind of Shares or other property that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares or other property subject to outstanding Awards, the Option Price, grant price or purchase price applicable to outstanding Awards, the Annual Award Limits, and/or other value determinations applicable to the Plan or outstanding Awards.

12.2 Change of Control. Upon the occurrence of a Change of Control after the Effective Date, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments to the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof): (a) continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (b) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for such outstanding Awards; (c) accelerated exercisability, vesting and/or lapse of restrictions under outstanding Awards immediately prior to the occurrence of such event; (d) upon written notice, provide that any outstanding Awards must be exercised, to the extent then exercisable, during a reasonable period of time immediately prior to the scheduled consummation of the event, or such other period as determined by the Committee (contingent upon the consummation of the event), and at the end of such period, such Awards shall terminate to the extent not so exercised within the relevant period; and (e) cancellation of all or any portion of outstanding Awards for fair value (as determined in the sole discretion of the Committee and which may be zero) which, in the case of Options and Stock Appreciation Rights or similar Awards, if the Committee so determines, may equal the excess, if any, of the value of the consideration to be paid in the Change of Control transaction to holders of the same number of Shares subject to such Awards (or, if no such consideration is paid, Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled) over the aggregate Option Price or grant price, as applicable, with respect to such Awards or portion thereof being canceled (which may be zero).

Article 13. Duration, Amendment, Modification, Suspension and Termination

13.1 Duration of the Plan. Unless sooner terminated as provided in Section 13.2, the Plan shall terminate on the tenth anniversary of the Effective Date.

13.2 Amendment, Modification, Suspension and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate (for purposes of this Section 13.2, an “Action”) the Plan or any portion thereof or any Award (or Award Agreement) thereunder at any time; provided, that no such Action shall be made, other than as

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permitted under Article 11 or 12, (a) without shareholder approval (i) if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan, (ii) if such Action increases the number of Shares available under the Plan (other than an increase permitted under Article 5 absent shareholder approval), (iii) if such Action results in a material increase in benefits permitted under the Plan (but excluding increases that are immaterial or that are minor and to benefit the administration of the Plan, to take account of any changes in applicable law, or to obtain or maintain favorable tax, exchange, or regulatory treatment for the Company, a Subsidiary, and/or an Affiliate) or a change in eligibility requirements under the Plan, or (iv) for any Action that results in a reduction of the Option Price or grant price per Share, as applicable, of any outstanding Options or Stock Appreciation Rights or cancellation of any outstanding Options or Stock Appreciation Rights in exchange for cash, or for other Awards, such as other Options or Stock Appreciation Rights, with an Option Price or grant price per Share, as applicable, that is less than such price of the original Options or Stock Appreciation Rights, and (b) without the written consent of the affected Participant, if such Action would materially diminish the rights of any Participant under any Award theretofore granted to such Participant; provided, further, that the Committee may amend the Plan, any Award or any Award Agreement without such consent of the Participant in such manner as it deems necessary to comply with applicable laws, including without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act.

Article 14. General Provisions

14.1 No Right to Service. The granting of an Award under the Plan shall impose no obligation on the Company, any Subsidiary or any Affiliate to continue the Service of a Participant and shall not lessen or affect any right that the Company, any Subsidiary or any Affiliate may have to terminate the Service of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

14.2 Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. The Committee shall determine whether cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

14.3 Tax Withholding. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding, Participants may elect (subject to the Company’s automatic withholding right set out above), subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

14.4 No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

14.5 Non-Transferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the heirs, legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs, legatees, personal representatives or distributees of the Participant shall not be effective to bind the Company unless the

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Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

14.6 Conditions and Restrictions on Shares. The Committee may impose such other conditions or restrictions on any Shares received in connection with an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received for a specified period of time or a requirement that a Participant represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

14.7 Compliance with Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies, or any stock exchanges on which the Shares are admitted to trading or listed, as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national, state or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The restrictions contained in this Section 14.7 shall be in addition to any conditions or restrictions that the Committee may impose pursuant to Section 14.6. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company, its Subsidiaries and Affiliates, and all of their employees and representatives of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14.8 Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any of its Subsidiaries or Affiliates operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries or Affiliates shall be covered by the Plan;

(b) Determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws;

(d) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and

(e) Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 14.8 by the Committee shall be attached to this Plan document as appendices.

14.9 Rights as a Shareholder; Dividend Equivalents. Except as otherwise provided herein or in the applicable Award Agreement, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive, amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.

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14.10 Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

14.11 Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Subsidiaries or Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other Person. To the extent that any Person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not subject to the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time.

14.12 No Constraint on Corporate Action. Nothing in the Plan shall be construed to (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

14.13 Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.14 Governing Law; Jurisdiction; Waiver of Jury Trial. The Plan and each Award Agreement and all claims, causes of action or proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or relate to the Plan and each Award Agreement shall be governed by the internal laws of the State of Delaware, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Each Participant and each party to an Award Agreement agrees that it shall bring all claims, causes of action and proceedings (whether in contract, in tort, at law or otherwise) that may be based upon, arise out of or be related to the Plan and each Award Agreement exclusively in the Delaware Court of Chancery or, in the event (but only in the event) that such court does not have subject matter jurisdiction over such claim, cause of action or proceeding, exclusively in the United States District Court for the District of Delaware (the “Chosen Court”), and hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Court, (ii) waives any objection to laying venue in any such proceeding in the Chosen Court, (iii) waives any objection that the Chosen Court is an inconvenient forum or does not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such claim or cause of action shall be effective if notice is given in accordance with an Award Agreement. EACH PARTICIPANT AND EACH PARTY TO AN AWARD AGREEMENT IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY CLAIM OR CAUSE OF ACTION (WHETHER IN CONTRACT, IN TORT, AT LAW OR OTHERWISE) INSTITUTED BY OR AGAINST SUCH PARTY IN RESPECT OF ITS, HIS OR HER OBLIGATIONS HEREUNDER OR UNDER AN AWARD AGREEMENT.

14.15 Waiver of Certain Claims. By participating in the Plan, the Participant waives all and any rights to compensation or damages in consequence of the termination of his or her office or Service with the Company, any Subsidiary or Affiliate for any reason whatsoever, whether lawfully or otherwise, insofar as those rights arise or may arise from his or her ceasing to have rights under the Plan as a result of such termination, or from the loss or diminution in value of such rights or entitlements, including by reason of the operation of the terms of the Plan, any determination by the Board or Committee pursuant to a discretion contained in the Plan or any Award Agreement or the provisions of any statute or law relating to taxation.

14.16 Data Protection. By participating in the Plan, the Participant consents to the collection, processing, transmission and storage by the Company in any form whatsoever, of any data of a professional or personal nature

Dave & Buster’s Entertainment, Inc.	A-15	Eat Drink Play Watch®

which is necessary for the purposes of introducing and administering the Plan. The Company may share such information with any Subsidiary or Affiliate, the trustee of any employee benefit trust, its registrars, trustees, brokers, other third-party administrator or any Person who obtains control of the Company or acquires the Company, undertaking or part-undertaking which employs the Participant, wherever situated.

14.17 Accounting Restatement. If a Participant receives compensation pursuant to an Award based on financial statements that are subsequently required to be restated in a way that would decrease the value of such compensation, the Participant will, upon the written request of the Committee, in the Committee’s sole discretion, forfeit and repay to the Company the difference between what the Participant received and what the Participant should have received based on the accounting restatement, in accordance with (a) the Company’s compensation recovery, “clawback” or similar policy, if any, as may be in effect from time to time and (b) any compensation recovery, “clawback” or similar policy made applicable by law including the provisions of Section 945 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules, regulations and requirements adopted thereunder by the Securities and Exchange Commission and/or any national securities exchange on which the Company’s equity securities may be listed.

14.18 Prohibition on Repricing. Other than pursuant to Section 12.1, the Committee shall not without the approval of the Company’s shareholders (a) lower the option price per Share of an Option or Stock Appreciation Right after it is granted, (b) cancel an Option or Stock Appreciation Right when the option price (or stock appreciation right base price) per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control), or (c) take any other action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are listed.

14.19 Effective Date. The Plan became effective on October 6, 2014 (the “Effective Date”). The amendment and restatement of the Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on April 24, 2020, subject to shareholder approval as provided in Section 14.20 below.

14.20 Shareholder Approval. The amendment and restatement of the Plan will be submitted for approval by the shareholders of the Company at the next meeting of shareholders following the adoption and approval by the Board of Directors. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, the Plan and any Award shall be terminated and cancelled without consideration.

* * *

This Amended and Restated 2014 Omnibus Incentive Plan was duly adopted and approved by the Board of Directors of the Company by resolution at a meeting held on April 24, 2020.

Dave & Buster’s Entertainment, Inc.	A-16	Eat Drink Play Watch®

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MMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Hamish A. Dodds 02 - Michael J. Griffith 03 - Jonathan S. Halkyard 04 - John C. Hockin 05 - Brian A. Jenkins 06 - Stephen M. King 07 - Patricia H. Mueller 08 - Kevin M. Sheehan 09 - Jennifer Storms For Against Abstain For Against Abstain 2. Ratification of Appointment of KPMG LLP as Independent 3. Advisory Approval of Executive Compensation Registered Public Accounting Firm 4. Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 4 5 8 9 4 0 + 039CZC M MMMMMMMMMMMMMMMMMMMMM Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Hamish A. Dodds 02 - Michael J. Griffith 03 - Jonathan S. Halkyard 04 - John C. Hockin 05 - Brian A. Jenkins 06 - Stephen M. King 07 - Patricia H. Mueller 08 - Kevin M. Sheehan 09 - Jennifer Storms For Against Abstain For Against Abstain 2. Ratification of Appointment of KPMG LLP as Independent 3. Advisory Approval of Executive Compensation Registered Public Accounting Firm 4. Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 4 5 8 9 4 0 + 039CZC M MMMMMMMMM

Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.edocumentview.com/play q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Dave & Buster’s Entertainment, Inc. Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2020 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 23, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation and FOR the Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.edocumentview.com/play q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Dave & Buster’s Entertainment, Inc. Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2020 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 23, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation and FOR the Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.)

MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/play delete QR code and control # or scan the QR code — login details are ∆≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/play Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Hamish A. Dodds 02 - Michael J. Griffith 03 - Jonathan S. Halkyard 04 - John C. Hockin 05 - Brian A. Jenkins 06 - Stephen M. King 07 - Patricia H. Mueller 08 - Kevin M. Sheehan 09 - Jennifer Storms For Against Abstain For Against Abstain 2. Ratification of Appointment of KPMG LLP as Independent 3. Advisory Approval of Executive Compensation Registered Public Accounting Firm 4. Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 9 3 D M 4 5 8 9 4 0 MMMMMMM + 039CYC M MMMMMMMMMMMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 Your vote matters – here’s how to vote! ADD 2 ADD 3 You may vote online or by phone instead of mailing this card. ADD 4 ADD 5 Online ADD 6 If no electronic voting, Go to www.envisionreports.com/play delete QR code and control # or scan the QR code — login details are ∆≈ located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/play Annual Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4. 1. Election of Directors: + For Against Abstain For Against Abstain For Against Abstain 01 - Hamish A. Dodds 02 - Michael J. Griffith 03 - Jonathan S. Halkyard 04 - John C. Hockin 05 - Brian A. Jenkins 06 - Stephen M. King 07 - Patricia H. Mueller 08 - Kevin M. Sheehan 09 - Jennifer Storms For Against Abstain For Against Abstain 2. Ratification of Appointment of KPMG LLP as Independent 3. Advisory Approval of Executive Compensation Registered Public Accounting Firm 4. Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE C 1234567890 J N T 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 9 3 D M 4 5 8 9 4 0 MMMMMMM + 039CYC M MMMMMMMMM

The 2020 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. will be held on Tuesday, June 23, 2020 at 8:30 a.m. CDT, virtually via the internet at www.meetingcenter.io/226537069. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — PLAY2020. Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/play Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/play q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Dave & Buster’s Entertainment, Inc. + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2020 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 23, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation and FOR the Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +The 2020 Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. will be held on Tuesday, June 23, 2020 at 8:30 a.m. CDT, virtually via the internet at www.meetingcenter.io/226537069. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. The password for this meeting is — PLAY2020. Important notice regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders. The Proxy Statement and Annual Report on Form 10-K are available at: www.envisionreports.com/play Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/play q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Dave & Buster’s Entertainment, Inc. + Notice of 2020 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — June 23, 2020 Brian A. Jenkins and Robert W. Edmund, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Dave & Buster’s Entertainment, Inc. to be held on June 23, 2020 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the Election of Nine Directors, FOR the Ratification of Appointment of KPMG LLP as Independent Registered Public Accounting Firm, FOR the Advisory Approval of Executive Compensation and FOR the Approval of the Company’s Amended and Restated 2014 Omnibus Incentive Plan. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side.) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. +